EXHIBIT 10.5

FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT

between

FIRST REPUBLIC BANK

as Seller and as Servicer,

and

DLJ MORTGAGE CAPITAL, INC.,

as Purchaser

April 8, 2011

Residential Mortgage Loans

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Subsection 11.21	Inspections	49
Subsection 11.22	Restoration of Mortgaged Property	50
Subsection 11.23	Fair Credit Reporting Act	50
SECTION 12.	The Servicer	50
Subsection 12.01	Indemnification; Third Party Claims	50
Subsection 12.02	Merger or Consolidation of the Servicer	51
Subsection 12.03	Limitation on Liability of the Servicer and Others	52
Subsection 12.04	Seller and Servicer Not to Assign or Resign	52
SECTION 13.	Default	52
Subsection 13.01	Events of Default	52
Subsection 13.02	Waiver of Default	54
SECTION 14.	Termination	54
Subsection 14.01	Termination	54
Subsection 14.02	Successors to the Servicer	55
SECTION 15.	Notices	55
SECTION 16.	Severability Clause	56
SECTION 17.	No Partnership	56
SECTION 18.	Counterparts	56
SECTION 19.	Governing Law; Choice of Forum; Waiver of Jury Trial	57
SECTION 20.	Intention of the Parties	57
SECTION 21.	Waivers	57
SECTION 22.	Exhibits	58
SECTION 23.	General Interpretive Principles	58
SECTION 24.	Reproduction of Documents	58
SECTION 25.	Amendment	59
SECTION 26.	Confidentiality	59
SECTION 27.	Entire Agreement	59
SECTION 28.	Further Agreements	59
SECTION 29.	Successors and Assigns	59
SECTION 30.	Non-Solicitation	60
SECTION 31.	Protection of Consumer Information	61
SECTION 32.	Cooperation of the Seller with a Reconstitution; Regulation AB Compliance	61

EXHIBITS

EXHIBIT 1	MORTGAGE LOAN DOCUMENTS

EXHIBIT 2	CONTENTS OF EACH MORTGAGE FILE

EXHIBIT 3	UNDERWRITING GUIDELINES

EXHIBIT 4	FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

EXHIBIT 5	FORM OF MONTHLY REMITTANCE REPORT

ii

EXHIBIT 6	FORM OF PPTL

EXHIBIT 7	RESERVED

EXHIBIT 8	FORM OF NOTICE OF SALE OF OWNERSHIP OF MORTGAGE LOAN

EXHIBIT 9	MORTGAGE LOAN SCHEDULE

ADDENDUM I	REGULATION AB COMPLIANCE ADDENDUM

iii

FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT

THIS FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT (the “Agreement”), dated April 8, 2011, is hereby executed by and between DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, as purchaser (the “Purchaser”), and FIRST REPUBLIC BANK, a California corporation, as seller (the “Seller”) and as servicer (the “Servicer”).

WITNESSETH:

WHEREAS, the Seller has agreed to sell from time to time to the Purchaser, and the Purchaser has agreed to purchase from time to time from the Seller, certain conventional, residential, first-lien mortgage loans (the “Mortgage Loans”) as described herein on a servicing-retained basis, and which shall be delivered as whole loans as provided herein; and

WHEREAS, the Mortgage Loans will be sold by the Seller and purchased by the Purchaser as pools or groups of whole loans, servicing retained (each, a “Mortgage Loan Package”) on the various Closing Dates as provided herein; and

WHEREAS, each of the Mortgage Loans will be secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule which will be annexed to a PPTL (as defined herein) on the related Closing Date; and

WHEREAS, the Purchaser, the Seller and the Servicer wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Seller and the Servicer agree as follows:

SECTION 1.         Definitions.

For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.

Adjustable Rate Mortgage Loan:  A Mortgage Loan purchased pursuant to this Agreement which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date:  As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agency Transfer:  Any sale or transfer by the Purchaser of some or all of the Mortgage Loans to Fannie Mae or Freddie Mac.

Agreement:  This Flow Mortgage Loan Sale and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

ALTA:  The American Land Title Association or any successor thereto.

Anti-Money Laundering Laws: As defined in Section 7.01(h).

Appraised Value:  With respect to any Mortgaged Property, the lesser of (i) the value (or Reconciled Market Value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value (or Reconciled Market Value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by an appraisal or appraisals made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

Arbitration: Arbitration in accordance with the then governing Commercial Arbitration Rules of the American Arbitration Association  ("AAA") and administered by the AAA,  which shall be conducted in San Francisco, California or other place  mutually acceptable to the parties to the arbitration.

Arbitrator:  A person who is not affiliated with the Seller, Purchaser or Servicer,  who is a member of the American Arbitration Association.

Assignment of Mortgage:  An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

Balloon Mortgage Loan:  A Mortgage Loan that provided on the date of origination for monthly payments up to but not including the maturity date based on an amortization extending beyond its maturity date.

Balloon Payment:  With respect to any Balloon Mortgage Loan as of any date of determination, the final payment payable on the maturity of such Mortgage Loan, which shall include the entire remaining principal balance.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York or the State of California, or (iii) a day on which banks in the State of New York or the State of California are authorized or obligated by law or executive order to be closed.

Closing Date:  The date or dates, set forth in the related PPTL, on which the Purchaser will purchase and the Seller will sell the Mortgage Loans identified therein.

CLTV: Combined Loan-to-Value Ratio.

Code:  The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

Commission:  The United States Securities and Exchange Commission.

Condemnation Proceeds:  All awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

CEMA: A New York Consolidation, Extension and Modification Agreement satisfying the requirements of the Fannie Mae Guides and/or Freddie Mac Guides.

Consumer Information:  Any personally identifiable information in any form (written electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor’s name, address, telephone number, Mortgage Loan number, Mortgage Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Mortgagor has a relationship with the Company or the originator of the related Mortgage Loan; and any other non-public personally identifiable information.

Convertible Mortgage Loan:  An Adjustable Rate Mortgage Loan that by its terms and subject to certain conditions allows the Mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

Cooperative Corporation:  With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Cooperative Leases or similar arrangements.

Cooperative Lease:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Cooperative Loan: A Mortgage Loan that is secured by a first lien on and perfected security interest in Cooperative Shares and the related Cooperative Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Project: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.

Cooperative Unit:  With respect to a Cooperative Loan, a specific unit in a Cooperative Project.

Credit Score: With respect to any Mortgage Loan, the credit score of the related Mortgagor provided by Experian/Fair Isaac or such other organization acceptable to the Purchaser providing credit scores at the time of origination of such Mortgage Loan.  If two credit scores are obtained, the Credit Score shall be the lower of the two credit scores.  If three credit scores are obtained, the Credit Score shall be the middle of the three credit scores.  There is only one (1) Credit Score for any loan regardless of the number of borrowers and/or applicants.  The minimum Credit Score for each Mortgage Loan will be in accordance with the Seller's Underwriting Guidelines.

Custodial Account:  As defined in Subsection 11.04.

Customary Servicing Procedures:  With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates, or as such mortgage servicing practices may change from time to time.

Cut-off Date:  With respect to each Mortgage Loan, the first day of the month of the related Closing Date as set forth in the related PPTL.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced with a Substitute Mortgage Loan in accordance with this Agreement.

Determination Date:  With respect to each Remittance Date, the 15th day (or, if such 15th day is not a Business Day, the preceding Business Day) of the month in which such Remittance Date occurs.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to each Remittance Date, the period beginning on the second day of the month preceding the month of the Remittance Date, and ending on the first day of the month of the Remittance Date.

Eligible Account:  Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term rating and one of the two highest long-term ratings of each Rating Agency at the time any amounts are held on deposit therein.  If the short-term or long-term credit rating of the depository institution or trust company that maintains the account or accounts falls below the highest short-term rating or one of the two highest long-term ratings of the Rating Agency, respectively, the funds on deposit therewith in connection with this transaction shall be transferred to an Eligible Account within 30 days of such downgrade; or (ii) any other account or accounts acceptable to each Rating Agency.  Eligible Accounts may bear interest.  If an account maintained with Servicer becomes an Eligible Account after the date of this Agreement, the Servicer may move the Custodial Account and/or the Escrow Account to such Eligible Account; provided that, the Custodial Account and/or the Escrow Account shall not be transferred to another depository institution without the Purchaser’s prior approval, which shall not unreasonably be withheld.

Eligible Investments:  At any time, any one or more of the following obligations and securities:

(i)          direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)          (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in the highest rating category by the Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category with respect to short-term obligations and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii)         repurchase obligations with a term not to exceed thirty (30) days and with respect to any security described in clause (i)  above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv)        securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating category by the Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category with respect to short-term obligations, in each case at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(v)         commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated in the highest rating category by the Rating Agency at the time of such investment; and

(vi)        any money market funds rated in one of the two highest rating categories by the Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category with respect to short-term obligations;

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

Escrow Account:  As defined in Subsection 11.06.

Escrow Payments:  The amounts constituting ground rents, taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums, flood insurance premiums, condominium charges and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Event of Default:  Any one of the conditions or circumstances enumerated in Subsection 13.01.

Fannie Mae:  The entity formerly known as the Federal National Mortgage Association or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto in effect as of any date of determination.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FDPA: The Flood Disaster Protection Act of 1973, as amended.

FHFA:  The Federal Housing Finance Agency or any successors thereto.

Fidelity Bond:  The fidelity bond required to be obtained by the Servicer pursuant to Subsection 11.12.

FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

First Remittance Date:  With respect to each Mortgage Loan Package, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of the calendar month immediately following the Closing Date; provided, however, if the Transfer Date is not one (1) or more Business Days prior to the first day of such calendar month, such date will be the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of the next succeeding calendar month.

Freddie Mac:  The entity formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

Freddie Mac Guide:  The Freddie Mac Single Family Seller/Servicer Guide and all amendments or additions thereto in effect as of any date of determination.

Full Prepayment:  Any payment of the entire principal balance of a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

GAAP:  Generally accepted accounting principles consistently applied.

Gross Margin:  With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

Helping Families Act: The Helping Families Save Their Homes Act of 2009, as amended and in effect from time to time.

Home Valuation Code of Conduct: The Home Valuation Code of Conduct effective as of May 1, 2009, as amended and in effect from time to time.

HUD:  The United States Department of Housing and Urban Development or any successor thereto.

Index:  With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

Initial Rate Cap:  With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

IO Adjustable Rate Mortgage Loan:  An Adjustable Rate Mortgage Loan with respect to which accrued interest only is payable by a Mortgagor on each Due Date until the IO Conversion Date.

IO Conversion Date:  With respect to an IO Adjustable Rate Mortgage Loan, the date that references the end of the “interest only period” applicable thereto.

Lifetime Rate Cap:  As to each Adjustable Rate Mortgage Loan, the maximum Mortgage Interest Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note.

Liquidation Proceeds:  The proceeds received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

Loan-to-Value Ratio:  With respect to any Mortgage Loan as of any date of determination, the ratio, expressed as a percentage, on such date of the outstanding principal balance of the Mortgage Loan to the Appraised Value of the related Mortgaged Property.

LPMI: Lender paid mortgage insurance.

LTV:  Loan-to-Value Ratio.

Master Servicer:  With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Interest Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased.

Monthly Payment:  With respect to each Mortgage Loan, the scheduled monthly payment due on any Due Date allocable to principal and/or interest pursuant to the terms of the related Mortgage Note.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

Mortgage File:  With respect to each Mortgage Loan, all documents directly involved in and/or used to make decisions with respect to the origination, underwriting (including documented compensating factors pertaining to exceptions) and servicing of the Mortgage Loan, including but not limited to the documents specified in Exhibit 2, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, including, but not limited to, the limitations on such interest rate imposed by the Initial Rate Cap, the Periodic Rate Cap, the Minimum Interest Rate and the Lifetime Rate Cap, if any.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, any escrow accounts related to the Mortgage Loan and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding (a) replaced or repurchased mortgage loans and (b) servicing rights.

Mortgage Loan Documents:  With respect to any Mortgage Loan, the documents listed in Exhibit 1 hereto.

Mortgage Loan Package:  The pool or group of whole loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related PPTL.

Mortgage Loan Remittance Rate:  With respect to any Mortgage Loan as of any date of determination, the annual rate of interest payable to the Purchaser, which shall be equal to the then applicable related Mortgage Interest Rate minus the related Servicing Fee Rate.

Mortgage Loan Schedule:  The schedule of Mortgage Loans prepared for each Closing Date, such schedule setting forth the information with respect to each Mortgage Loan included on Exhibit 9 hereto.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage or, in the case of a Cooperative Loan, secured by the Cooperative Shares and the Cooperative Lease.

Mortgaged Property:  The Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

Mortgagee:  The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor:  The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

NAIC:  The National Association of Insurance Commissioners or any successor organization.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President of the Person on behalf of whom such certificate is being delivered.

Opinion of Counsel:  A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

OTS:  The Office of Thrift Supervision or any successor thereto.

P&I Advance:  As defined in Subsection 11.17.

Partial Prepayment:  Any payment of principal on a Mortgage Loan, other than a Full Prepayment, which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Periodic Rate Cap:  As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate, on any Adjustment Date as provided in the related Mortgage Note, if applicable.

Person:  An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pledge Agreement:  The specific agreement creating a first lien on and pledge of the Cooperative Shares and the related Cooperative Lease securing a Cooperative Loan.

Prepayment Penalty:  With respect to each Mortgage Loan, the penalty if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Prepayment Interest Shortfall:  As to any Remittance Date and any Mortgage Loan, (a) if such Mortgage Loan was the subject of a Full Prepayment during the related Principal Prepayment Period, the excess of one month’s interest (adjusted to the Mortgage Loan Remittance Rate) on the Stated Principal Balance of such Mortgage Loan outstanding immediately prior to such prepayment, over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) actually paid by the Mortgagor in respect of such Principal Prepayment Period, and (b) if such Mortgage Loan was the subject of a Partial Prepayment during the related Principal Prepayment Period, an amount equal to the excess of one month’s interest at the Mortgage Loan Remittance Rate on the amount of such Partial Prepayment, over the amount of interest actually paid by the Mortgagor in respect of such Partial Prepayment during such Principal Prepayment Period.

Primary Mortgage Insurance Policy:  A policy of primary mortgage guaranty insurance.

Principal Forbearance Amount: With respect to a Mortgage Loan that was the subject of a Servicing Modification, the amount, if any, of principal of the Mortgage Loan that has been deferred and that does not accrue interest.

Principal Prepayment:  Any full or partial payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  As to any Remittance Date, the calendar month preceding the calendar month in which such Remittance Date occurs.

Purchase Price:  The price paid on the related Closing Date by the Purchaser to the Seller pursuant to this Agreement in exchange for the Mortgage Loans included in the related Mortgage Loan Package, as calculated pursuant to Section 4 and the related PPTL.

Purchase Price Percentage:  For each Mortgage Loan included in a Mortgage Loan Package, the percentage of par set forth in the related PPTL that is used to calculate the Purchase Price of the Mortgage Loans included in such Mortgage Loan Package.

PPTL:  With respect to each Mortgage Loan and Mortgage Loan Package, the Purchase Price and Terms Letter, substantially in the form of Exhibit 6 attached hereto, confirming the sale by Seller and the purchase by the Purchaser of the Mortgage Loan Package on the related Closing Date.

Purchaser:  The Person listed as such in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement.

Qualified Appraiser:  With respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac (including but not limited to the Home Valuation Code of Conduct) and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, approved as an insurer by Fannie Mae and Freddie Mac.

Rating Agencies: Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc. or, in the event that some or all ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Reconciled Market Value: The estimated market value of the Mortgaged Property or REO Property that is reasonably determined by the Servicer based on different results obtained from different permitted valuation methods or at different time periods, all in accordance with Customary Servicing Procedures.

Reconstitution Agreement:  The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Reconstitution Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction as provided in Subsections 29 and 32.

Reconstitution Date:  The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Securitization Transaction pursuant to Section 32 hereof.  On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Seller shall service such Mortgage Loans under the Reconstitution Agreement and shall cease to service such Mortgage Loans under this Agreement.

Record Date:  The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R.  §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation AB Compliance Addendum:  Addendum I attached hereto and incorporated herein by reference thereto.

Refinanced Mortgage Loan:  A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of any month, beginning with the First Remittance Date with respect to each Mortgage Loan Package.

REO Disposition:  The final sale by the Servicer or the Purchaser of an REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Subsection 11.13.

REO Property:  A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure, as described in Subsection 11.13.

Repurchase Price:  With respect to any Mortgage Loan required to be repurchased, a price equal to (i) (A) in the case of a Mortgage Loan to be repurchased from a Securitization Transaction, the unpaid principal balance of the Mortgage Loan or (B) in the case of a Mortgage Loan that is not in a Securitization Transaction, the product of the Purchase Price Percentage and the Stated Principal Balance of the Mortgage Loan, plus (ii) interest on such unpaid principal balance or Stated Principal Balance at the related Mortgage Loan Remittance Rate from the last date through which interest was last paid by or on behalf of the Mortgagor to the last day of the month in which such repurchase occurs, plus (iii) reasonable and customary third party expenses incurred in connection with the transfer of the Mortgage Loan being repurchased; minus (iv) any amounts received in respect of such Mortgage Loan that are being held in the Custodial Account for future distribution in respect of such Mortgage Loan, which amount will be deposited in the Custodial Account in accordance with Subsection 11.04 for withdrawal by the Servicer in accordance with Subsection 11.05; provided, however, that if at the time of repurchase the Servicer is not the Seller or an affiliate of the Seller, the amount described in clause (ii) shall be computed at the sum of (i) the Mortgage Loan Remittance Rate and (ii) the Servicing Fee Rate.

Residential Dwelling:  Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a one-family dwelling in a planned unit development, none of which is a cooperative, mobile or manufactured home.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: First Republic Bank, or its successor in interest or any successor to the Seller under this Agreement appointed as herein provided.

Servicer:  First Republic Bank, or its successor in interest or any successor to the Servicer under this Agreement appointed as herein provided.

Servicing Advances:  All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (d) payments made by the Servicer with respect to a Mortgaged Property pursuant to Subsection 11.08.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of the applicable Servicing Fee Rate and the Stated Principal Balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Subsection 11.05) of related Monthly Payments collected by the Servicer, or as otherwise provided under Subsection 11.05.

Servicing Fee Rate:  With respect to each Mortgage Loan, the per annum rate set forth on the related Mortgage Loan Schedule or if not specified thereon, in the related PPTL, and which rate shall be increased by the amount of any increase in the Mortgage Interest Rate for any such Mortgage Loan pursuant to the terms of the related Mortgage Note due to termination of an automatic debit or direct deposit account; provided that, notwithstanding the foregoing, any increase in the Mortgage Interest Rate for any Mortgage Loan due to termination of an automatic debit or direct deposit account shall not exceed 1%.

Servicing Modification: Any reduction of the Mortgage Interest Rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, any increase to the outstanding principal balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, any Principal Forbearance Amount and any other modification, in each case pursuant to a modification of a Mortgage Loan that is in default or for which, in the judgment of the Servicer, default is reasonably foreseeable in accordance with the Sale and Servicing Agreement.

Servicing Officer:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Purchaser by the Servicer, as such list may be amended from time to time.

Stated Principal Balance:  As to any Mortgage Loan and date of determination, (a) the unpaid principal balance at the Cut-off Date, after giving effect to payments of principal due on or before such date, whether or not received, minus (b) all amounts previously distributed to Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Substitute Mortgage Loan:  A mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, be approved by the Purchaser and meet the conditions described in Section 7.03(b) of this Agreement.

Transfer Date:  The date or dates, set forth in the related PPTL, on which the servicing related provisions of this Agreement will become effective and the Servicer will begin servicing the Mortgage Loans for the benefit of the Purchaser.

Underwriting Guidelines:  The written underwriting guidelines in effect as of the origination date of such Mortgage Loans, attached hereto as Exhibit 3, as may be amended from time to time with the prior written approval of the Purchaser and incorporated into Exhibit 3 from time to time by attaching such updates to the PPTL.

USA Patriot Act: Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

USPAP: The Uniform Standards of Professional Appraisal Practice, as amended and in effect from time to time.

Whole Loan Transfer:  Any sale or transfer by the Purchaser of some or all of the Mortgage Loans (including an Agency Transfer), other than a Securitization Transaction.

SECTION 2.         Purchase and Conveyance.

The Seller agrees to sell and the Purchaser agrees to purchase from time to time, without recourse, but subject to the terms of this Agreement and on a servicing retained basis, all right, title and interest of the Seller in and to the Mortgage Loans in a Mortgage Loan Package having a Stated Principal Balance in an amount as set forth in the related PPTL, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loan Package accepted by the Purchaser on the related Closing Date, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein, other than the servicing rights to such Mortgage Loans.

With respect to each Mortgage Loan, the Purchaser shall own and be entitled to (1) the principal portion of all Monthly Payments due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that the principal portion of all Monthly Payments due on or before the related Cut-off Date and collected by the Seller or any successor servicer after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date).  The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected, together with any unscheduled Principal Prepayments collected prior to the related Cut-off Date; provided, however, that Monthly Payments for a Due Date beyond the Cut-off Date shall not be applied to reduce the principal balance.  Such Monthly Payments shall be the property of the Purchaser.  The Seller shall remit any such Monthly Payments to the Purchaser on the Remittance Date following collection thereof.

SECTION 3.         Mortgage Loan Schedule.

The Seller shall deliver the Mortgage Loan Schedule (which will be annexed to the related PPTL) to the Purchaser at least four (4) Business Days prior to the related Closing Date.

SECTION 4.         Purchase Price.

The Purchase Price for each Mortgage Loan being acquired on a Closing Date shall be equal to the sum of (a) the product of (i) the Purchase Price Percentage stated in the related PPTL (subject to adjustment as provided therein) and (ii) the Stated Principal Balance of such Mortgage Loan, plus (b) an amount equal to accrued interest on the Stated Principal Balance of the Mortgage Loan at the applicable Mortgage Interest Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive (assuming 30/360) (the “Purchase Price”). If so provided in the related PPTL, portions of the Mortgage Loans shall be priced separately.

The Purchase Price as set forth in the preceding paragraph for the Mortgage Loans shall be paid on the related Closing Date by wire transfer of immediately available funds.

SECTION 5.         Examination of Mortgage Files.

The Seller shall, upon the request of and at the direction of the Purchaser, deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased on the related Closing Date, the related Mortgage File in hard copy or in digital format on compact disks or DVD.  Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date.  In connection with any such examination, the Purchaser and its designee may not contact any Mortgagor or any employer of a Mortgagor or any other third party.  If the Purchaser makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related PPTL, the terms of this Agreement or the Purchaser's underwriting standards, such Mortgage Loans may, at the Purchaser's option, be rejected for purchase by the Purchaser.  If not purchased by the Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule.  The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loan package without conducting any partial or complete examination. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successors’) rights to demand repurchase or other relief or remedy provided for in this Agreement.

SECTION 6.         Delivery of Mortgage Loan Documents.

Subsection 6.01            Possession of Mortgage Files.

Originals or copies of all documents listed on Exhibit 2 and comprising the Mortgage File, other than the Mortgage Loan Documents, shall be delivered to the Purchaser or its designee upon the request of the Purchaser.  Originals of the contents of each Mortgage File not delivered to the Purchaser or the custodian appointed by the Purchaser are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof and shall be available for review by the Purchaser upon request.  The Servicer’s possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only.  The ownership of each Mortgage Note, Mortgage and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only.  The copies of the Mortgage File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Servicer’s computer system to reflect clearly the ownership of such related Mortgage Loan by the Purchaser.  The Servicer shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 of this Agreement or if required under applicable law or court order.

Any review by the Purchaser or its designee of the Mortgage Files shall in no way alter or reduce the Seller’s obligations hereunder.

If the Purchaser or its designee discovers any defect that is a breach of a representation or warranty contained in Section 7.01 or Section 7.02 herein with respect to any document constituting part of a Mortgage File, the Purchaser shall, or shall cause its designee to, give written specification of such defect to the Seller and the Seller shall cure or repurchase such Mortgage Loan in accordance with Section 7.03.

Subsection 6.02            Books and Records; Quality Control.

The sale of each Mortgage Loan will be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.  The Seller shall maintain a complete set of books and records for the Mortgage Loans sold by it which shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser.

The Purchaser shall have the right, at its expense, upon reasonable notice to the Seller, during business hours or at such other times as might be reasonable under applicable circumstances, to examine and audit any and all of the books, records or other information of the Seller whether held by the Seller or by another on behalf of the Seller which relate to the performance or observance by the Seller of the terms, covenants or conditions of this Agreement, and to discuss such books, records or other information with an officer or employee of the Seller who is knowledgeable about the matters contained therein, upon Purchaser's reasonable request.

The Seller and Servicer must have internal quality control procedures that verify, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, underwriting decisions, and servicing activities.

Subsection 6.03            Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Purchaser or the custodian appointed by the Purchaser the Mortgage Loan Documents no later than four (4) Business Days prior to the related Closing Date or, upon the request of the Purchaser, earlier, if necessary or desirable to facilitate a review, pursuant to a bailee letter agreement.  The Purchaser or its custodian shall certify its receipt of the Mortgage Loan Documents.  If the Seller cannot deliver the original recorded Mortgage Loan Documents on the related Closing Date, the Seller shall, promptly upon receipt thereof and in any case not later than 120 days from the Closing Date, deliver such original recorded documents to the Purchaser or the appointed custodian (unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office).  If delivery is not completed within 120 days of the related Closing Date solely because such documents shall not have been returned by the appropriate recording office, the Seller shall deliver such document to Purchaser, or the appointed custodian, within such time period as specified in a Seller’s Officer’s Certificate.  In the event that documents have not been received by the date specified in the Seller’s Officer’s Certificate, a subsequent Seller’s Officer’s Certificate shall be delivered by such date specified in the prior Seller’s Officer’s Certificate, stating a revised date for receipt of documentation.  The procedure shall be repeated until the documents have been received and delivered. The Seller shall use its best efforts to effect delivery of all delayed recorded documents within 180 days of the related Closing Date.  If delivery of all Mortgage Loan Documents with respect to any Mortgage Loan is not completed within 360 days of the related Closing Date then, at Purchaser’s option, the Seller shall repurchase such Mortgage Loan in such manner set forth in Section 7.03.

The Seller shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into within one week of their execution and shall also provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within five (5) days of its return from the appropriate public recording office.

Subsection 6.04            Helping Families Act Notice

Within thirty (30) days following the Closing Date in respect of a Mortgage Loan, the Seller shall furnish to the borrower of such Mortgage Loan the notice required by, and in accordance with, Section 404 of the Helping Families Act.  In addition, in connection with any Securitization Transaction with respect to any of the Mortgage Loans, the Seller shall furnish to each related borrower, within thirty (30) days following the closing date with respect to such Securitization Transaction, a notice with respect to such assignment substantially in the form of Exhibit 8 attached hereto (using information provided to Seller by Purchaser) or as otherwise mutually agreed between the Seller and the Purchaser, which notice shall identify the Securitization Transaction trust as the new owner of the Mortgage Loan and include any other information required by the Helping Families Act.

SECTION 7.         Representations, Warranties and Covenants; Remedies for Breach.

Subsection 7.01            Representations and Warranties Regarding Individual Mortgage Loans.

The Seller and, solely as specified below, the Servicer, hereby represent and warrant to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

(a)                         Property Valuation:  The Mortgage File contains a written appraisal prepared by an appraiser licensed or certified by the applicable governmental body in which the mortgaged property is located and in accordance with the requirements of Title XI of FIRREA.  The appraisal was written, in form and substance, to (i) customary Fannie Mae or Freddie Mac standards for mortgage loans of the same type as such Mortgage Loans and (ii) USPAP standards, and satisfies applicable legal and regulatory requirements. The appraisal was made and signed prior to the final approval of the Mortgage Loan application.  The person performing any property valuation (including an appraiser) received no benefit from, and such person's compensation or flow of business from the originator was not affected by, the approval or disapproval of the Mortgage Loan.  The selection of the person performing the property valuation was made independently of the broker (where applicable) and the originator's loan sales and loan production personnel. The selection of the appraiser met the criteria of Fannie Mae and Freddie Mac for selecting an independent appraiser.

(b)                         Income/Employment/Assets:  With respect to the Mortgage Loan, the originator verified the borrower's income, employment, and assets in accordance with its written Underwriting Guidelines and employed procedures designed to authenticate the documentation supporting such income, employment, and assets.  The originator has reasonably determined, in accordance with its Underwriting Guidelines, that the information provided by the borrower supports the income level the originator relied on in approving the Mortgage Loan.

(c)                         Occupancy:  The originator has given due consideration to factors, including but not limited to, other real estate owned by the borrower, commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the subject property address to evaluate whether the occupancy status of the property as represented by the borrower is reasonable.  With respect to Mortgage Loans originated on or less than six (6) months before the related Closing Date, all owner occupied properties are occupied by the owner as of the Closing Date.  With respect to Mortgage Loans originated more than six (6) months before the related Closing Date, all owner occupied properties were occupied by the owner at the time of origination of the Mortgage Loan.

(d)                         Data:  The information set forth in the related Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects. The information on the Mortgage Loan Schedule and the information provided are consistent with the contents of the originator's records and the Mortgage File.  The Mortgage Loan Schedule contains all the fields indicated in Exhibit 9.  Any seller or builder concession has been subtracted from the appraised value of the mortgaged property for purposes of determining the LTV and CLTV. Except for information specified to be as of the origination date of the Mortgage Loan, the Mortgage Loan Schedule contains the most current information possessed by the originator.  No appraisal or other property valuation referred to or used to determine any data listed on the Mortgage Loan Schedule was more than 3 months old at the time of the Mortgage Loan closing.  With respect to Mortgage Loans originated on or less than six (6) months before the related Closing Date, the most recent FICO score listed on the Mortgage Loan Schedule was no more than six (6) months old as of the Closing Date.

(e)                          Fraud:  No fraud, material misrepresentation or negligence has taken place in connection with the origination or servicing of the Mortgage Loan on the part of (1) the originator, (2) the borrower, (3) any broker or correspondent, (4) any appraiser, escrow agent, closing attorney or title company involved in the origination of the Mortgage Loan or (5) the Servicer.

(f)                           Underwriting:  The Mortgage Loan either (i) was underwritten in conformance with the originator's Underwriting Guidelines in effect at the time of origination without regard to any underwriter discretion or (ii) if not underwritten in conformance with the originator's guidelines, has reasonable and documented compensating factors. The methodology used in underwriting the extension of credit for the Mortgage Loan includes objective mathematical principles that relate to the relationship between the borrower's income, assets and liabilities and the proposed payment.  The credit score used in applying the originator's Underwriting Guidelines was the Credit Score.

(g)                          Mortgage Insurance:  Except as indicated for pledged asset loans, if a Mortgage Loan has an LTV greater than 80%, the Mortgage Loan has mortgage insurance in accordance with the terms of the Fannie Mae Guide or the Freddie Mac Guide and is insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid. No action, inaction or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. To the extent a Mortgage Loan is insured under an LPMI policy, the Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such premium.

(h)                          Regulatory Compliance:  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects.  No Mortgage Loan is a “high cost” or “covered” loan, as defined by any applicable federal, state or local predatory or abusive lending law, and no Mortgage Loan has a percentage listed under the Indicative Loss Severity Column (the column that appears in the Standard & Poor's Anti-Predatory Lending Law Update Table, included in the then-current Standard & Poor's LEVELS® Glossary of Terms on Appendix E). No Mortgage Loan secured by property located in the State of Georgia was originated on or after October 1, 2002 and prior to March 7, 2003. No Mortgage Loan originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act.  No borrower was encouraged or required to select a loan product offered by an originator that was a higher cost product designed for less-creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such borrower did not qualify, taking into account credit history and debt-to-income ratios, for a lower cost credit product then offered by such originator or any affiliate of such originator.  There does not exist on the related Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation including, without limitation, asbestos.  There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of such Mortgaged Property.  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. Any breach of any representations made in this clause (h) shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan to the extent such breach is not cured as set forth in Section 7.03(a).

(i)                           Borrower: As of the related Closing Date, the Mortgagor is not in bankruptcy and is not insolvent and no circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or marketability of the Mortgage Loan.  Either the Mortgagor is a natural person who is legally permitted to reside in the United States or the Mortgagor is an inter-vivos trust.  No borrower had a prior bankruptcy in the last seven years.  No borrower previously owned a property in the last seven years that was the subject of a foreclosure during the time the borrower was the owner of record.

(j)                           Source of Loan Payments: No loan payment has been escrowed as part of the loan proceeds on behalf of the borrower.  No payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions, have been paid by any person who was involved in, or benefited from, the sale or purchase of the Mortgaged Property or the origination, refinancing, sale, purchase or servicing of the Mortgage Loan other than the borrower.

(k)                          Down Payment: The borrower has contributed at least 5% of the Purchase Price with his/her own funds.

(l)                           No Prior Liens:  The Seller is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Seller will retain the Mortgage File in trust for the Purchaser.  Each sale of the Mortgage Loan from any prior owner or the Seller was in exchange for fair equivalent value, and the prior owner or the Seller, as applicable, was solvent both prior to and after the transfer and had sufficient capital to pay and was able to pay its debts as they would generally mature. Immediately prior to the transfer and assignment to the Purchaser on the related Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, was not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest. The Seller has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for purposes of servicing the Mortgage Loan as set forth in this Agreement.

(m)                         Enforceability and Priority of Lien: The related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings on the Mortgaged Property, and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;  There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage. The related original Mortgage has been recorded or is in the process of being recorded.  With respect to each Cooperative Loan, each Cooperative Pledge Agreement creates a valid, enforceable and subsisting first security interest in the collateral securing the related Mortgage Note subject only to (a) the lien of the related Cooperative Corporation for unpaid assessments representing the obligor's pro rata share of the Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Cooperative Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Cooperative Project; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser; the related original Mortgage has been recorded or is in the process of being recorded.

(n)                          Complete Mortgage Files:  Except as provided in Section 6.03, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other Mortgage Loan Documents set forth in Exhibit 2 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File including all documents used in the qualification of the borrower except for such documents as have been delivered to the Purchaser or its designee.  In the event the Mortgage is a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated, is named in the Mortgage and currently so serves, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the borrower.

(o)                          No Modifications: The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any material respect, except by a written instrument that, if required by applicable law, has been recorded or is in the process of being recorded.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by such policies, the terms of such waiver, alteration or modification have been reflected in the Mortgage Loan Schedule and the written instrument reflecting such terms has been included in the Mortgage File.  No Mortgagor has been released, in whole or in part, from the terms of the Mortgage Note and the Mortgage, except in connection with an assumption agreement which is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule.  The Mortgage has not been satisfied, canceled or  subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

(p)                          Taxes Paid:  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid by the borrower, or escrow funds from the borrower have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.

(q)                          No Damage/Condemnation:  Each Mortgaged Property is undamaged by waste, fire, hurricane, earthquake or earth movement, windstorm, flood, tornado or other casualty adversely affecting the value of a Mortgaged Property or the use for which the premises were intended, and each Mortgaged Property is in substantially the same condition it was at the time the most recent Appraised Value was obtained. There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property.

(r)                           Fee Simple Estate / No Encroachments / Compliance with Zoning:  The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note.  As of the date of origination of such Mortgage Loan, all improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit), no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (v) below and all improvements on the property comply with all applicable building, zoning and subdivision laws, regulations and ordinances.

(s)                          Legally Occupied:  As of the related Closing Date, the Mortgaged Property is lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(t)                           Mortgage Loan Legal and Binding:  The Mortgage Note, the Mortgage, any intervening assignments of the Mortgage and other agreements executed in connection therewith are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles.  The Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.  All parties to the Mortgage Note, the Mortgage, any intervening assignments of the Mortgage and other agreements executed in connection therewith, had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties.

(u)                          Proceeds Fully Disbursed / Recording Fees Paid:  The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(v)                          Existence of Title Insurance:  Each Mortgage Loan (except (1) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received and (2) any Mortgage Loan secured by Cooperative Shares) is covered by an ALTA lender's title insurance policy or other form of policy or insurance generally acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (m)(1), (2) and (3) above) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan.  Additionally, such policy affirmatively insures ingress and egress to and from the Mortgaged Property. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy; such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer; and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related PPTL. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.  No originator, seller or prior owner of a mortgage loan or other Person has provided or received any unlawful fee, commission, kickback, or other compensation or value of any kind in connection with the title insurance policy.

(w)                         Hazard Insurance:  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by the Freddie Mac Guides, in an amount representing coverage not less than the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loans and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If required by the FDPA, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and conforming to Fannie Mae and Freddie Mac requirements, in an amount not less than the amount required by the FDPA. Such policy was issued by an insurer acceptable under the Fannie Mae Guides or the Freddie Mac Guides. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. All such standard hazard and flood policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee; such clause is still in effect and all premiums due on any such policies have been paid in full.  No obligated party or borrower, or any other Person, has engaged in any act or omission that would impair the coverage of any such insurance policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either, including, without limitation, the provision or receipt of any unlawful fee, commission, kickback, or other compensation or value of any kind. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any such insurance policies, regardless of the cause of such failure of coverage.

(x)                           No Default:  There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration.  No foreclosure action is currently threatened or has been commenced with respect to any Mortgaged Property.

(y)                          No Rescission:  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.  The Mortgagor was not a debtor at the time of origination of the Mortgage Loan and is not currently a debtor in any state or federal bankruptcy or insolvency proceeding.

(z)                           Enforceable Right of Foreclosure: The Mortgage relating to a Mortgaged Property contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against such Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose on the Mortgage.

(aa)                        Mortgaged Property is 1-4 Family:  The Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a mobile home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date or origination no portion of the Mortgaged Property has been used for commercial purposes.

(bb)                        Mortgage Loan Qualifies for REMIC:  Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(l).

(cc)                        Lost Note Affidavit:  With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note is no longer in existence, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;

(dd)                        Doing Business:  All parties which have had any interest in the Mortgage, whether as Mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (B) (1) organized under the laws of such state, (2) qualified to do business in such state, (3) a federal savings and loan association, a national bank, a Federal Home Loan Bank or a savings bank having principal offices in such state or (4) not doing business in such state.

(ee)                        Loans Current / Prior Delinquencies:  All payments due on a Mortgage Loan on or prior to the related Closing Date have been made as of the related Closing Date, such Mortgage Loan is not delinquent in payment by more than 30 days and no payment with respect to such Mortgage Loan has been delinquent during the preceding twelve-month period; no payment made on such Mortgage Loan has been dishonored; there are no material defaults under the terms of such Mortgage Loan; and neither the Seller nor any other party has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

(ff)                         [Reserved.]

(gg)                       Acceleration of Payments:  The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the Mortgagee thereunder.

(hh)                       [Reserved.]

(ii)                           Leasehold Interest Representation And Warranty:  To the extent the Mortgage Loan is secured by a leasehold interest: (1) the borrower is the owner of a valid and subsisting interest as tenant under the lease and is not in default thereunder, (2) the lease is in full force and effect, and is unmodified, (3) all rents and other charges have been paid when due, (4) the lessor under the lease is not in default, (5) the execution, delivery, and performance of the Mortgage do not require the consent (other than the consents that have been obtained and are in full force and effect) under, and will not violate or cause a default under, the terms of the lease, (6) the lease is assignable or transferable, (7) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note, (8) the lease does not provide for termination of the lease in the event of the borrower's default without written notice to the Mortgagee and a reasonable opportunity to cure the default, (9) the lease permits the mortgaging of the related Mortgaged Property and (10) the lease protects the Mortgagee's interests in the event of a property condemnation.

(jj)                           Sole Collateral:  With respect to any Mortgage Loan that is not a Cooperative Loan, as of the related Closing Date, the Mortgage Note is not and has not been secured by any collateral other than the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (m) above, and such collateral does not serve as security for any other obligation.

(kk)                        Full Disclosure:  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate or adjustable rate mortgage loans, as applicable.

(ll)                          No Graduated Payments:  The Mortgage Loan does not contain “graduated payment” features, does not have a shared appreciation or other contingent interest feature and does not contain any buydown provisions.

(mm)                       No Negative Amortization Loans, All 30 Year Mortgages:  The Mortgage Loan has an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. The Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof (except in the case of an interest only loan) and to pay interest at the related Mortgage Interest Rate. The Mortgage Loan does not contain terms or provisions which would result in negative amortization.

(nn)                        Assignment of Mortgage, No Other Subsequent Assignments.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.  Each original Mortgage was recorded (or is in the process of being recorded) in the appropriate jurisdiction in which such recordation is necessary to perfect the liens against creditors of the Seller.  With respect to each Mortgage Loan that was not (A) originated by Seller while conducting business as a division of Bank of America, National Association or (B) documented with a CEMA, there are no other subsequent assignments of the original Mortgage.

(oo)                        Payment Terms:  Payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest (if not an interest only loan), with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.

(pp)                        Condominiums:  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the eligibility requirements of the Underwriting Guidelines or Fannie Mae.

(qq)                        Servicemembers’ Civil Relief Act:  The Mortgagor has not notified the Seller that it is requesting relief under the Servicemembers' Civil Relief Act, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act.

(rr)                          Construction:  As of the related Closing Date, no Mortgage Loan was in construction or rehabilitation status and no trade-in or exchange of a Mortgaged Property has been facilitated.

(ss)                        Qualified Lender:  The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority.

(tt)                          No Ground Leases:  No Mortgaged Property is subject to a ground lease.

(uu)                        No Additional Fees:  With respect to any broker fees collected and paid on any of the Mortgage Loans, all such fees have been properly assessed to the Mortgagor and no claims will arise as to such fees that are double charged and for which the Mortgagor would be entitled to reimbursement.

(vv)                        Home Ownership and Equity Protection Act 1994:  None of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

(ww)                       No Single Credit Insurance:  None of the proceeds of the Mortgage Loan were used to finance single premium credit insurance policies.

(xx)                         Principal Advances:  Any principal advances made to the Mortgagor prior to the related Closing Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the Mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(yy)                        Interest Calculation:  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(zz)                          No Balloon Loans:  No Mortgage Loan is a Balloon Mortgage Loan.

(aaa)                       MERS Loans:  No Mortgage Loan is a MERS Mortgage Loan.

(bbb)                      Credit Reporting:  With respect to each Mortgage Loan which has been (or becomes) delinquent 30 days or more at least once since origination, the Seller has fully and accurately furnished complete (favorable or unfavorable) information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information in accordance with the Fair Credit Reporting Act and its implementing regulations.

(ccc)                       Additional Representations:  Certain additional representations specific to the Mortgage Loans being sold on each Closing Date, as mutually agreed by the parties hereto, may be set forth on an Exhibit to the related PPTL.

(ddd)                      Reserved.

(eee)                       Cooperative Lien Search:  With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Cooperative Unit is located and such search has not found anything which individually or in the aggregate would materially and adversely affect the Cooperative Loan or have priority over the Seller’s security interest in such cooperative shares.

(fff)                         Cooperative Loan-Proprietary Lease:  With respect to each Cooperative Loan, (i) the related cooperative corporation that owns title to the related cooperative building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property, (ii) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan, (iii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iv) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (v) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement.

(ggg)                     Cooperative Loan- UCC Financing Statement:  With respect to each Cooperative Loan related to a Cooperative Project located in the State of New York, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made.  Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Mortgagor or its designee establishes in the Mortgagor a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Mortgagor has full right to sell and assign the same.

(hhh)                     Cooperative Loan- Cooperative Pledge Agreement:  With respect to each Cooperative Loan, each Cooperative Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby.  The Cooperative Pledge Agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof.

Subsection 7.02             Seller and Servicer Representations.

The Seller and the Servicer hereby represent and warrant to the Purchaser that, as to itself as of the related Closing Date:

(a)                          It is a California corporation, duly organized, validly existing, and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it.  It is an approved seller/servicer in good standing of conventional residential mortgage loans for Fannie Mae or Freddie Mac.  It has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized.  This Agreement, assuming due authorization, execution and delivery by the Purchaser, evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.  All requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with the terms of this Agreement.

(b)                          No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over it or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained.

(c)                          The consummation of the transactions contemplated by this Agreement are in its ordinary course of business and will not result in the breach of any term or provision of its articles of association or by-laws or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.

(d)                          Its transfer, assignment and conveyance of the Mortgage Notes and the Mortgages pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(e)                           There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against it which, either individually or in the aggregate, would result in any material adverse change in its business, operations, financial condition, properties or assets, or in any material impairment of its right or ability to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with its obligations contemplated herein, or which would materially impair its ability to perform under the terms of this Agreement.

(f)                           The Seller is not in material default under any agreement, contract, instrument or indenture to which the Seller is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor has any event occurred which, with the giving of notice, the lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(g)                          It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(h)                          It acknowledges and agrees that the Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(i)                           It has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

(j)                           It is solvent and the sale of the Mortgage Loans will not cause it to become insolvent.  The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of its creditors.

(k)                           It has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

(l)                           Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains any materially untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

Subsection 7.03            Repurchase; Substitution.

(a)                           It is understood and agreed that the representations and warranties set forth in Sections 7.01 and 7.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage File to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination, or lack of examination, of any Mortgage Loan Document.  Upon discovery by the Seller, the Servicer or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in the Mortgage Loans (or which materially and adversely affects the value of a particular Mortgage Loan or the interest of the Purchaser in a particular Mortgage Loan in the case of a representation and warranty relating to such particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.  A breach of representations and warranties in Sections 7.01(h), (bb), and (vv) shall be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser in any Mortgage Loan.  The Seller shall have a period of sixty (60) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach.  The Seller hereby covenants and agrees that if any such breach is not corrected or cured within such sixty (60) day period, the Seller shall, at the Purchaser’s option, (i) repurchase such Mortgage Loan at the Repurchase Price, (ii) substitute a mortgage loan for the defective Mortgage Loan as provided below or (iii) except for a breach of the representation and warranty in Section 7.01(bb), make an indemnification payment in an amount equal to the reduction in value of such Mortgage Loan as a result of such breach, such payment to be made in the manner set forth above in respect of the Purchase Price of a repurchased Mortgage Loan.  In the event that any such breach shall involve any representation or warranty set forth in Section 7.02, and such breach is not cured within sixty (60) days of the earlier of either discovery by or notice to the Seller of such breach, all Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Seller at the Repurchase Price.  Any such repurchase shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for further distribution to the Purchaser on the applicable Remittance Date in accordance with Subsection 11.15 hereof.  If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to this Section 7.03(a) was the representation and warranty set forth in clause (e) or (h) of Section 7.01, then the Seller shall pay to the Purchaser, concurrently with and in addition to the remedies provided in this Section 7.03(a), an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Purchaser, and that directly resulted from such breach, or if incurred and paid by the Purchaser thereafter, concurrently with such payment.

(b)                           If the Seller is required to repurchase any Mortgage Loan pursuant to this Subsection 7.03 as a result of a breach of any of the representations and warranties set forth in Subsection 7.01, the Seller may, with the Purchaser’s prior consent, within two (2) years from the related Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan.  Any Substitute Mortgage Loan shall (a) have a principal balance at the time of substitution not in excess of the principal balance of the Deleted Mortgage Loan (the amount of any difference, plus one month’s interest thereon at the Mortgage Loan Remittance Rate borne by the Deleted Mortgage Loan, being paid by the Seller and deemed to be a Principal Prepayment by prompt wire from the Custodial Account (after deposit of such amount into the Custodial Account by the Seller) to an account designated by the Purchaser), (b) have a Mortgage Interest Rate not less than, and not more than one percentage point greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan, (c) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Deleted Mortgage Loan, (d) be, in the reasonable determination of the Purchaser, of the same type, quality and character (including location of the Mortgaged Property) as the Deleted Mortgage Loan as if the breach had not occurred, (e) have a Loan-to-Value Ratio at origination no greater than that of the Deleted Mortgage Loan, (f) have the same lien priority as that of the Deleted Mortgage Loan and (g) be, in the reasonable determination of the Purchaser, in material compliance with the representations and warranties contained in this Agreement and described in Subsection 7.01 as of the date of substitution.

(c)                           The Seller shall amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor.  Upon such amendment, the Purchaser shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan.  The Monthly Payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Monthly Payment on the Deleted Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

(d)                           It is understood and agreed that the obligation of the Seller set forth in this Subsection 7.03 to cure, repurchase or substitute for a defective Mortgage Loan, and to indemnify Purchaser pursuant to Subsection 12.01, constitutes the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.  If the Seller agrees that a breach of a representation or warranty set forth in Subsections 7.01 or 7.02 exists that materially and adversely affects the value of a particular Mortgage Loan or the interest of the Purchaser in a particular Mortgage Loan, and the Seller fails to cure, repurchase or substitute for the defective Mortgage Loan accordance with this Subsection 7.03 or to indemnify Purchaser pursuant to Subsection 12.01, that failure shall be an Event of Default and the Purchaser shall be entitled to pursue all available remedies.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Subsections 13.01 and 14.01.

(e)                           Any cause of action against the Seller or the Servicer, as applicable, relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 and 7.02 shall accrue as to any Mortgage Loan upon (i) notice thereof by the Purchaser to the Seller or the Servicer, as applicable, (ii) failure by the Seller or the Servicer, as applicable, to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller or the Servicer, as applicable, by the Purchaser for compliance with this Agreement.

(f)                           In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, Purchaser may, in connection with any repurchase or substitution of a defective Mortgage Loan pursuant to this Subsection 7.03, require that the Seller deliver, at the Seller’s expense, an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

(g)                          With respect to any Mortgage Loan listed as having mortgage insurance on the Mortgage Loan Schedule, regardless of whether the insurance is borrower paid or lender paid, if the mortgage insurer rejects, denies, or rescinds a claim on the basis of any defect in connection with the origination of the Mortgage Loan or the servicing of the Mortgage Loan prior to the Closing Date (a “mortgage insurer rejection”), other than as a result of the mortgage insurer’s breach of its obligations or as a result of the mortgage insurer's insolvency, the Seller shall either repurchase such Mortgage Loan at the Repurchase Price or pay the Trust the amount of such claim within thirty (30) days from the date of such mortgage insurer rejection.

(h)                          The  parties agree that the  resolution of any controversy or claim arising out of or relating to an obligation or alleged obligation of the Seller to repurchase a Mortgage Loan due to a breach of a representation or warranty contained in Subsections 7.01 or 7.02 hereof shall be  by Arbitration.

If any allegation of a breach of a representation or warranty made in Subsections 7.01 or 7.02 has not been resolved to the satisfaction of both the Purchaser and the Seller, either party may commence Arbitration to resolve the dispute; provided that a party may commence Arbitration with respect to one or more unresolved allegations only during the months of January, April, July and October, and all matters with respect to which Arbitration has been commenced in any such month shall be heard in a single Arbitration in the immediately following month or as soon as practicable thereafter.  To commence Arbitration, the moving party shall deliver written notice to the other party that it has elected to pursue Arbitration in accordance with this Section 7.03(h), provided that if the Seller has not responded to the Purchaser's notification of a breach of a representation and warranty,  the Purchaser shall not commence Arbitration with respect to that breach before 60 days following such notification in order to provide the Seller with an opportunity to respond to such notification.  Within 10 Business Days after a party has provided notice that it has elected to pursue Arbitration, each party may submit the names of one or more proposed Arbitrators to the other party in writing.  If the parties have not agreed on the selection of an Arbitrator within five Business Days after the first such submission, then the party commencing Arbitration shall, within the next 5 business days, notify the American Arbitration Association in San Francisco, California and request that it appoint a  single Arbitrator with experience in arbitrating disputes arising in the financial services industry.

It is the intention of the parties that Arbitration shall be conducted in as efficient and cost-effective a manner as is reasonably practicable, without the burden of discovery.  Accordingly, the Arbitrator will resolve the dispute on the basis of a review of the written correspondence between the parties (including any supporting materials attached to such correspondence) conveyed by the parties to each other in connection with the dispute prior to the delivery of notice to commence Arbitration; however, upon a showing of good cause, a party may request the Arbitrator to direct the production of such additional information, evidence and/or documentation from the parties that the Arbitrator deems appropriate.  If requested by the Arbitrator or any party, any hearing with respect to an Arbitration shall be conducted by video conference or teleconference except upon the agreement of both parties or the request of the Arbitrator.

The finding of the Arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. The costs of the  Arbitrator shall be shared equally between both parties.  Each party, however, shall bear its own attorneys fees and costs in connection with the Arbitration.

Subsection 7.04            Repurchase of Mortgage Loans With Early Payment Default.

In the event that (i) the first Due Date for a Mortgage Loan is prior to the Cut-off Date and the initial Monthly Payment is not made by the related Mortgagor within thirty (30) days of such Due Date or (ii) at any time prior to the first day of the fourth calendar month following the date of origination of a Mortgage Loan, a Monthly Payment on such Mortgage Loan due following the Cut-off Date is not made by the related Mortgagor within thirty (30) days of the related Due Date, then, in any such case, the Seller shall repurchase the affected Mortgage Loans at the Purchase Price, which shall be paid as provided in Subsection 7.03 hereof.  The Seller shall notify the Purchaser of any such default under this Subsection 7.04 within thirty (30) days of any such Mortgage Loan becoming thirty (30) days delinquent.

Subsection 7.05            Purchase Price Protection.

With respect to any Mortgage Loan that prepays in full on or prior to the last day of the third full month following the related Closing Date (or such other date set forth in the related PPTL, the Seller shall reimburse the Purchaser an amount equal to the product of (a) the amount by which Purchase Price Percentage paid by the Purchaser to the Seller for such Mortgage Loan exceeds 100% and (b) the outstanding principal balance of the Mortgage Loan as of the Cut-off Date.  Such payment shall be made within thirty (30) days of such payoff.

SECTION 8.         Closing.

Subsection 8.01            Closing Conditions.

The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date.  The closing shall be either by telephone, confirmed by letter or wire as the parties hereto shall agree, or conducted in person, at such place as the parties hereto shall agree.

The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

(a)                           The Purchaser shall have received, or the Purchaser's attorney shall have received, in escrow, all Closing Documents as specified in Section 8.02, duly executed by all signatories other than the Purchaser;

(b)                           all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date (or, with respect to Subsection 7.01, such other date specified therein) in all material respects and no default shall have occurred hereunder which, with notice or the passage of time or both, would constitute an Event of Default hereunder;

(c)                          the Purchaser shall have received from the custodian an initial certification with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans; and

(d)                          all other terms and conditions of this Agreement and the related PPTL to be satisfied by the Seller shall have been complied with in all material respects.

Upon satisfaction of the foregoing conditions, the Purchaser shall pay to the Seller on such Closing Date the Purchase Price for the related Mortgage Loan Package, plus accrued interest pursuant to Section 4 of this Agreement.

Subsection 8.02            Closing Documents.

(a)                           On or before the initial Closing Date, the Seller shall submit to the Purchaser fully executed originals of the following documents:

(i)         this Agreement, in four counterparts;

(ii)        if requested by the Purchaser, a Custodial Account Letter Agreement;

(iii)       if requested by the Purchaser, an Escrow Account Letter Agreement; and

(b)                           On or before each Closing Date, the Seller shall submit to the Purchaser fully executed originals of the following documents:

(i)         the related PPTL executed by the Seller and a funding memorandum setting forth the Purchase Price(s), and the accrued interest thereon, for the Mortgage Loan Package;

(ii)        the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis; and

(iii)      a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

SECTION 9.        [Reserved.]

SECTION 10.      Costs.

The Purchaser shall pay the cost of delivering the Mortgage Loan Files (if requested) to the Purchaser or its designee for each related Closing Date, the cost of recording the Assignments of Mortgage, any custodial fees or other fees incurred in connection with the release of any Mortgage Loan Documents as may be required by the servicing activities hereunder and all other costs and expenses incurred in connection with the sale of the Mortgages by the Seller to the Purchaser; provided that, the Seller and/or the Servicer shall pay (i) the costs of delivering the Mortgage Loan Documents to the Purchaser or its designee for each related Closing Date, (ii) any commissions due their salespeople and (iii) the legal fees and expenses of their attorneys.  Notwithstanding anything to the contrary herein, any fees, costs or expenses to be reimbursed by one party to another pursuant to this Section 10 shall be reasonable and documented.

SECTION 11.       Administration and Servicing of Mortgage Loans.

Subsection 11.01          Servicer to Act as Servicer; Subservicing.

Effective as of each related Transfer Date, the Servicer, as an independent contractor, shall service and administer the Mortgage Loans in accordance with this Agreement and Customary Servicing Procedures and the terms of the Mortgage Notes and Mortgages, and shall have full power and authority, acting alone or through subservicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement.  The Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder.  Notwithstanding anything to the contrary, the Servicer may delegate any of its duties under this Agreement to one or more of its affiliates without regard to any of the requirements of this section; provided, however, that the Servicer shall not be released from any of its responsibilities hereunder by virtue of such delegation.  The Mortgage Loans may be subserviced by one or more unaffiliated subservicers on behalf of the Servicer provided each subservicer is a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of the subservicer from its own funds (provided that any such expenditures that would constitute Servicing Advances if made by the Servicer hereunder shall be reimbursable to the Servicer as Servicing Advances), and the subservicer’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer’s option, from electing to service the related Mortgage Loans itself.  If the Servicer’s responsibilities and duties under this Agreement are terminated and if requested to do so by the Purchaser, the Servicer shall at its own cost and expense terminate the rights and responsibilities of the subservicer as soon as is reasonably possible.  The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the subservicer from the Servicer’s own funds without reimbursement from the Purchaser.

The Servicer shall be entitled to enter into an agreement with the subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving the subservicer shall be deemed to be between the subservicer and Servicer alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the subservicer including any obligation, duty or liability to pay the subservicer’s fees and expenses.  For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when the subservicer has received such payment.  The Servicer shall not make any amendment to any agreement with a subservicer if such amendment is not consistent with or violates the provisions of this Agreement, or if such amendment could be reasonably expected to be materially adverse to the interests of the Purchaser.

Consistent with the terms of this Agreement, and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that the Servicer shall not enter into any payment plan or agreement to modify payments with a Mortgagor lasting more than six (6) months or permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Initial Rate Cap (if applicable), the Periodic Rate Cap (if applicable) or the Gross Margin (if applicable), agree to the capitalization of arrearages, including interest, fees or expenses owed under the Mortgage Loan, make any future advances or extend the final maturity date with respect to such Mortgage Loan, or accept substitute or additional collateral or release any collateral for such Mortgage Loan, unless (1) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, (2) the modification is in accordance with the customary procedures of the Servicer, which may change from time to time, or industry-accepted programs, and (3) the Purchaser has approved such action.  Additionally, the Servicer shall not accept any deed-in-lieu of, short pay-off, or sale of any Mortgaged Property, in which the sale proceeds are less than the unpaid principal balance of the related Mortgage Loan unless the Purchaser has approved such action.  Further, the Servicer shall not defer or forgive the payment of any principal or interest or change the outstanding principal amount (except to reflect actual payments of principal) unless the Purchaser has approved such action.  Any capitalization of arrearages of interest, fees and expenses in excess of 10% of the outstanding unpaid principal balance of the related Mortgage Loan immediately prior to the capitalization shall be made only after the Servicer has received the express written consent of the Purchaser.  Without limiting the generality of the foregoing, the Servicer in its own name or acting through subservicers or agents is hereby authorized and empowered by the Purchaser when the Servicer believes it appropriate and reasonable in its best judgment, to execute and deliver, on behalf of itself or the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release and discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Subsection 11.13.  The Servicer shall notify the Purchaser of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the Purchaser, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.  Notwithstanding anything to the contrary in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of a Mortgage Loan that could cause any REMIC holding such Mortgage Loan to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or 860G(d) of the Code on any REMIC holding such Mortgage Loan.

The Purchaser shall furnish to the Servicer any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

Whether in connection with the foreclosure of a Mortgage Loan or otherwise, the Servicer shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Servicer is not required to make a Servicing Advance unless the Servicer determines in the exercise of its good faith judgment that such Servicing Advance would ultimately be recoverable from REO Disposition Proceeds, Insurance Proceeds or Condemnation Proceeds of the related Mortgaged Property (with respect to each of which the Servicer shall have the priority described in Subsection 11.05 for purposes of withdrawals from the Custodial Account).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser’s expense.  Upon completion of the inspection, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient fully to reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Subsection 11.05 hereof.  In the event the Purchaser directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Subsection 11.05 hereof.

Subsection 11.02          Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser.  In the event that any payment due under any Mortgage Loan remains delinquent for a period of forty-five (45) days, the Servicer shall order an inspection of the related Mortgaged Property and if the Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Servicer shall commence foreclosure proceedings in accordance with Customary Servicing Procedures and the guidelines set forth by Fannie Mae, Freddie Mac, or FHFA, and FHA or VA, as applicable.  In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances.  If the portion of any Liquidation Proceeds allocable as a recovery of interest on a related  Mortgage Loan is less than the full amount of accrued and unpaid interest on such Mortgage Loan as of the date such proceeds are received, then the applicable Servicing Fees with respect to such Mortgage Loan shall be paid first and any amounts remaining thereafter shall be distributed to the Purchaser.  Upon liquidation of any Mortgage Loan, the Servicer shall provide written notice thereof to the custodian appointed by the Purchaser.

Subsection 11.03          Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable.  Further, the Servicer will in accordance with Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, premiums for Primary Mortgage Insurance Policies, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Subsection 11.04          Establishment of Custodial Account; Deposits in Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the “Custodial Account”), titled “[name of Servicer], in trust for DLJ Mortgage Capital, Inc. as Purchaser of Mortgage Loans and various Mortgagors.”  Such Custodial Account shall be an Eligible Account established with a commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of the Servicer) which meets the guidelines set forth by the FHFA, Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts.  The Custodial Account shall not be transferred to another depository institution without the Purchaser’s approval, which shall not unreasonably be withheld.  In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date):

(a)                           all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(b)                           all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate;

(c)                           all Liquidation Proceeds;

(d)                           all proceeds received by the Servicer under any title insurance policy, hazard insurance policy, Primary Mortgage Insurance Policy or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

(e)                           all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures;

(f)                            any amount required to be deposited in the Custodial Account pursuant to Subsections 11.15, 11.17 and 11.19;

(g)                           any amount required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 11.13;

(h)                           any Repurchase Price amounts required to be deposited in the Custodial Account in connection with the repurchase of any Mortgage Loan pursuant to Subsection 7.03 and required to be deposited in the Custodial Account and all amounts required to be deposited by the Servicer in connection with shortfalls in principal amount of Substitute Mortgage Loans pursuant to Subsection 7.03;

(i)                            with respect to each Full Prepayment and each Partial Prepayment, an amount (to be paid by the Servicer out of its own funds) equal to the Prepayment Interest Shortfall; provided, however, that the Servicer’s aggregate obligations under this paragraph for any month shall be limited to the total amount of Servicing Fees actually received with respect to the Mortgage Loans by the Servicer during such month; and

(j)                            amounts required to be deposited by the Servicer in connection with the deductible clause of any hazard insurance policy.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Prepayment Penalties, assumption fees and other ancillary fees need not be deposited by the Servicer in the Custodial Account.

The Servicer may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Servicer for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Servicer shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Purchaser) and shall not be sold or disposed of prior to maturity.  Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal by the Servicer.  The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

Subsection 11.05          Withdrawals From the Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a)                           to make payments to the Purchaser in the amounts and in the manner provided for in Subsection 11.15;

(b)                           to reimburse itself for unreimbursed P&I Advances, the Servicer’s right to reimburse itself pursuant to this subclause (b) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Repurchase Price amounts and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser with respect to such Mortgage Loan, except that, where the Seller is required to repurchase a Mortgage Loan pursuant to Subsection 7.03, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(c)                           to reimburse itself for any unpaid Servicing Fees and for unreimbursed Servicing Advances, the Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Repurchase Price amounts and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser unless the Seller is required to repurchase a Mortgage Loan pursuant to Subsection 7.03, or Servicer is required to pay the Prepayment Interest Shortfall pursuant to Subsection 11.15, in which case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the related Repurchase Price pursuant to Subsection 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(d)                           to reimburse itself for unreimbursed Servicing Advances and for unreimbursed P&I Advances, to the extent that such amounts are nonrecoverable (as certified by the Servicer to the Purchaser in an Officer’s Certificate) by the Servicer pursuant to subclause (b) or (c) above, provided that the Mortgage Loan for which such advances were made is not required to repurchased by the Seller pursuant to Subsection 7.03;

(e)                           to reimburse itself for P&I Advances and Servicing Advances that were added to the outstanding principal balance of a Mortgage Loan in connection with a modification of such Mortgage Loan to capitalize arrearages; provided, that the Servicer shall be entitled to be reimbursed for these amounts only from the principal collections on the Mortgage Loans;

(f)                           to reimburse itself for expenses incurred by and reimbursable to it pursuant to Subsection 12.01;

(g)                           to withdraw amounts to make P&I Advances in accordance with Subsection 11.17;

(h)                           to pay to itself any interest earned or any investment earnings on funds deposited in the Custodial Account, net of any losses on such investments;

(i)                            to withdraw any amounts inadvertently deposited in the Custodial Account; and

(j)                            to clear and terminate the Custodial Account upon the termination of this Agreement.

Upon request, the Servicer will provide the Purchaser with copies of reasonably acceptable invoices or other documentation relating to Servicing Advances that have been reimbursed from the Custodial Account.

Subsection 11.06          Establishment of Escrow Account; Deposits in Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the “Escrow Account”), titled “[name of Servicer], in trust for DLJ Mortgage Capital, Inc. as Purchaser of Mortgage Loans and various Mortgagors.”  The Escrow Account shall be an Eligible Account established with a commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of Servicer), which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible institution for escrow accounts.  The Escrow Account shall not be transferred to another depository institution without the Purchaser’s approval, which shall not unreasonably be withheld.  In any case, the Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

The Servicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement and (b) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property.  The Servicer shall make withdrawals therefrom only in accordance with Subsection 11.07 hereof.  As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

Subsection 11.07          Withdrawals From Escrow Account.

Withdrawals from the Escrow Account shall be made by the Servicer only (a) to effect timely payments of ground rents, taxes, assessments, premiums for Primary Mortgage Insurance Policies, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse the Servicer for any Servicing Advance made by Servicer pursuant to Subsection 11.08 hereof with respect to a related Mortgage Loan, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (h) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (i) to withdraw suspense payments that are deposited into the Escrow Account, (j) to withdraw any amounts inadvertently deposited in the Escrow Account or (k) to clear and terminate the Escrow Account upon the termination of this Agreement.

Subsection 11.08          Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of premiums for Primary Mortgage Insurance Policies and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.  To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments, subject to its ability to recover such Servicing Advances pursuant to Subsections 11.05(c), 11.05(d) and 11.07(b).  No costs incurred by the Servicer or subservicers in effecting the payment of ground rents, taxes, assessments and other charges on the Mortgaged Properties or mortgage or hazard insurance premiums shall, for the purpose of calculating remittances to the Purchaser, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Subsection 11.09          Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to an Eligible Account at a different depository institution.  Such transfer shall be made only upon providing written notice to the Purchaser.

Subsection 11.10          Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by an insurer acceptable to Fannie Mae or Freddie Mac and FHA or VA, as applicable, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the National Flood Insurance Program, in an amount representing coverage not less than the lesser of (A) the minimum amount required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost basis (or the outstanding principal balance of the Mortgage Loan if replacement-cost basis is not available) or (B) the maximum amount of insurance available under the National Flood Insurance Program.  The Servicer shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Program, flood insurance in an amount required above.  Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05.  It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either its insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and FHA or VA, as applicable, and are licensed to do business in the state wherein the property subject to the policy is located.

The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with Fannie Mae or Freddie Mac requirements and FHA or VA requirements, as applicable.

Subsection 11.11          Maintenance of Primary Mortgage Insurance Policy; Claims.

With respect to each Mortgage Loan with a LTV in excess of 80%, the Servicer shall promptly, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy issued by a Qualified Insurer insuring the portion over 78% (or such other  percentage in conformance with then current Fannie Mae requirements) until terminated pursuant to the Homeowners Protection Act of 1988, 12 USC § 4901, et seq. or any other applicable federal, state or local law or regulation.  In the event that such Primary Mortgage Insurance Policy shall be terminated other than as required by law, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy.  If the insurer shall cease to be a Qualified Insurer, the Servicer shall obtain from another Qualified Insurer a replacement Primary Mortgage Insurance Policy.  The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 11.18, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present or to assist the Purchaser in preparing and presenting, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to Subsection 11.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05.

Subsection 11.12          Fidelity Bond; Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans.  These policies must insure the Servicer against losses resulting from fraud, theft, errors, omissions, negligence, dishonest or fraudulent acts committed by the Servicer’s personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns.  The Fidelity Bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Subsection 11.12 requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by FHA or VA, Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Guide, as amended or restated from time to time, as applicable, or in an amount as may be permitted to the Servicer by express waiver of FHA or VA and Fannie Mae or Freddie Mac, as applicable.  Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such Fidelity Bond or a certificate evidencing the same with a statement that the Servicer shall endeavor to provide written notice to the Purchaser thirty (30) days prior to modification or any material change.

Subsection 11.13          Title, Management and Disposition of REO Property.

Subject to Subsection 11.02, in the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its nominee.

The Servicer shall cause to be deposited on a daily basis in the Custodial Account all revenues received with respect to the conservation of the related REO Property. The Servicer shall make distributions as required on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

The disposition of REO Property shall be carried out by the Servicer, subject to Subsection 11.01.  The Purchaser shall pay the Servicer a fee equal to the lesser of (i) $1,200 and (ii) 1.5% of the sales price for such REO Property for services associated with managing the REO Property through its disposition. In addition, the Servicer shall receive the reimbursement for the Servicer’s costs from REO Disposition Proceeds as described in the next paragraph.  Upon the request of the Purchaser, and at the Purchaser’s expense, the Servicer shall cause an appraisal of the REO Property to be performed for the Purchaser.

The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall deduct the costs of managing, conserving, protecting and operating the REO Property from the proceeds of the sale of the REO Property (providing documentary evidence of such costs) and shall not withdraw funds to cover such costs from the Custodial Account.

The Servicer shall not accept any sale offer for an REO Property that is more than 10% below the Reconciled Market Value of the REO Property without the prior written consent of the Purchaser.

Subsection 11.14          Servicing Compensation.

As compensation for its services hereunder and subject to Subsection 11.15, the Servicer shall be entitled to retain the Servicing Fee from interest payments actually collected on the Mortgage Loans.  Additional servicing compensation in the form of assumption fees, late payment charges, Prepayment Penalties, fees related to the disposition of REO Property and other ancillary income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.  The Servicing Fee shall not be reduced by the amount of any guarantee fee payable to FHA or VA.

Subsection 11.15          Distributions.

On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the account designated in writing by the Purchaser of record on the preceding Record Date (a) all amounts credited to the Custodial Account at the close of business on the related Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05(b) through (h), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Subsection 11.17, minus (c) any amounts attributable to Principal Prepayments received after the end of the calendar month preceding the month in which the Remittance Date occurs, minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which the Remittance Date occurs.

Not later than each Remittance Date, the Servicer shall from its own funds deposit in the Custodial Account an amount equal to the aggregate Prepayment Interest Shortfall due to either Partial Prepayment or Full Prepayment, if any, existing in respect of the related Principal Prepayment Period.

With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the overnight federal funds effective rate, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day immediately preceding the Business Day on which such payment is made, both inclusive.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Subsection 11.16          Statements to the Purchaser.

Not later than five (5) days prior to each related Remittance Date, the Servicer shall forward to the Purchaser in an electronic format a statement, containing data elements to be mutually agreed upon by the parties and substantially similar to those set forth in the form of Exhibit 5, setting forth, among other information specified in Exhibit 5, on a loan-by-loan basis:  (a) the amount of the distribution made on such Remittance Date which is allocable to principal and allocable to interest; (b) the amount of servicing compensation received by the Servicer during the prior calendar month; and (c) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the preceding month.  Such statement shall also include information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage Loans which are either one (1), two (2) or three (3) or more months delinquent.  The Servicer shall submit to the Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported.  Such liquidation report shall be incorporated into the remittance report delivered to Purchaser in the form of Exhibit 5 hereto.  The Servicer shall also provide such information as set forth above to the Purchaser in electronic form in the Servicer’s standard format, a copy of which has been provided by the Servicer.

In addition, the Servicer shall submit to the Purchaser monthly loan-by-loan default information including, without limitation, notes made and retained by the Servicer in connection with servicing the defaulted loan, the reasons for the default, updated values of the Mortgaged Property, updated FICO scores on the Mortgagor and information regarding Servicing Advances made.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority, the Mortgagor or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare federal income tax returns as the Purchaser may reasonably request from time to time.

Subsection 11.17          Advances by the Servicer.

On the Business Day immediately preceding each related Remittance Date, the Servicer shall either (a) deposit in the Custodial Account from its own funds an amount equal to the aggregate amount of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date (each such advance, a “P&I Advance”), (b) cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Subsection 11.17, used by the Servicer in discharge of any such P&I Advance or (c) make P&I Advances in the form of any combination of (a) or (b) aggregating the total amount of advances to be made.  Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date.  The Servicer’s obligation to make P&I Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of a Mortgage Loan, or through the last related Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a Mortgage Loan; provided, however, that such obligation shall cease if the Servicer, in its good faith judgment, determines that such P&I Advances would not be recoverable pursuant to Subsection 11.05(d).  The reasonable determination by the Servicer that a P&I Advance, if made, would be nonrecoverable, shall be evidenced by an Officer’s Certificate of the Servicer, delivered to the Purchaser, which details the reasons for such determination.  The Servicer shall not have any obligation to advance amounts in respect of shortfalls relating to the Servicemembers Civil Relief Act and similar state and local laws.

Subsection 11.18          Assumption Agreements.

The Servicer will use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note; provided that, subject to the Purchaser’s prior approval, the Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor prior to payment in full of the Mortgage Loan, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any.  In connection with any such assumption, the outstanding principal amount, the Monthly Payment, the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Gross Margin (if applicable), the Initial Rate Cap (if applicable) or the Periodic Rate Cap (if applicable) of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased.  If an assumption is allowed pursuant to this Subsection 11.18, the Servicer with the prior consent of the issuer of the Primary Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

Subsection 11.19          Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will obtain the portion of the Mortgage File that is in the possession of the Purchaser or its designee, prepare and process any required satisfaction or release of the Mortgage and notify the Purchaser in accordance with the provisions of this Agreement.  The Purchaser agrees to deliver to the Servicer (or cause to be delivered to the Servicer) the original Mortgage Note for any Mortgage Loan not later than five (5) Business Days following its receipt of a notice from the Servicer that such a payment in full has been received or that a notification has been received that such a payment in full shall be made. Such Mortgage Note shall be held by the Servicer, in trust, for the purpose of canceling such Mortgage Note and delivering the canceled Mortgage Note to the Mortgagor in a timely manner as and to the extent provided under any applicable federal or state law.

In the event the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, the Servicer shall remit to the Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  The Fidelity Bond shall insure the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Subsection 11.20          Seller and Servicer Shall Provide Access and Information as Reasonably Required.

The Seller and the Servicer shall provide to the Purchaser access to any documentation regarding the Mortgage Loans which may be required by applicable regulations.  Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Servicer.

In addition, the Seller and the Servicer shall furnish upon request by the Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations.  All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Purchaser may require.  The Seller and the Servicer each agree to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Subsection 11.21          Inspections.

The Servicer shall inspect the Mortgaged Property as often deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than forty-five (45) days delinquent, the Servicer shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Customary Servicing Procedures or as may be required by the primary mortgage guaranty insurer.  The Servicer shall keep written report of each such inspection and shall provide a copy of such inspection to the Purchaser upon the request of the Purchaser.

Subsection 11.22          Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Customary Servicing Procedures.  For claims greater than $15,000, at a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a)                           the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b)                           the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c)                           the Servicer shall verify that the Mortgage Loan is not in default; and

(d)                           pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Subsection 11.23          Fair Credit Reporting Act.

With respect to each Mortgage Loan which has been (or becomes) delinquent 30 days or more at least once since origination, the Servicer has fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and, for each Mortgage Loan, the Servicer will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

SECTION 12.       The Servicer.

Subsection 12.01          Indemnification; Third Party Claims.

(a)                           The Seller and the Servicer, as applicable, agrees to indemnify and hold harmless the Purchaser, its directors, officers, agents, employees and assignees from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that any such Person may sustain in any way related to (i) a breach by the Seller or the Servicer, as the case may be, of any of its representations and warranties contained in Section contained in Section 7 or (ii) a breach by Seller or Servicer, as the case may be, of any of its covenants and other obligations contained herein including, in the case of the Servicer, any failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement.

(b)                           The Seller or the Servicer, as the case may be, shall immediately (i) notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, (ii) assume (with the written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees and (iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it or the Purchaser in respect of such claim.  Nothing contained herein shall prohibit the Purchaser, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that neither the Seller nor the Servicer shall be obligated to pay or comply with any settlement to which it has not consented.  If the Seller or the Servicer has assumed the defense of the Purchaser, the Servicer shall provide the Purchaser with a written report of all expenses and advances incurred by the Servicer pursuant to this Subsection 12.01 and the Purchaser shall promptly reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to (1) the Servicer’s failure to service the Mortgage Loans in compliance with the terms hereof or (2) a breach by Seller or Servicer, as the case may be, of any of its representations and warranties contained in Section 7.

Subsection 12.02          Merger or Consolidation of the Servicer.

(a)                           The Servicer will keep in full effect its existence, rights and franchises as a national banking association, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)                           Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to substantially all of the business of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that, unless otherwise consented to by the Purchaser, the successor or surviving Person, in the case of a merger or consolidation, etc. of the Servicer, shall be an institution (i) having a GAAP net worth of not less than $15,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or Freddie Mac approved seller/servicer in good standing or who plans to use the existing status of the Servicer as a Fannie Mae or Freddie Mac approved seller/servicer in good standing.  Notwithstanding the foregoing, if the successor or surviving Person is an institution with a GAAP net worth of less than $15,000,000, then the Purchaser may, in its sole discretion, waive such minimum GAAP net worth requirement.

Subsection 12.03      Limitation on Liability of the Servicer and Others.

The duties and obligations of the Servicer shall be determined solely by the express provisions of this Agreement, the Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Servicer.  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in accordance with Customary Servicing Procedures and otherwise in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on the Servicer herein; and, provided further, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder.  The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder.  Subject to the terms of Subsection 12.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer’s duty to service the Mortgage Loans in accordance with this Agreement.

Subsection 12.04      Seller and Servicer Not to Assign or Resign.

Neither the Seller nor the Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer or the Seller, as the case may be, and the Purchaser or, in the case of the Servicer, upon the determination that the Servicer’s duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the unilateral resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser, which Opinion of Counsel shall be in form and substance acceptable to the Purchaser.  No such resignation of or assignment by the Servicer shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Subsection 14.02.

SECTION 13. Default.

Subsection 13.01      Events of Default.

In case one or more of the following Events of Default shall occur and be continuing:

(a)                           any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

(b)                           failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

(c)                           a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d)                           the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer’s property;

(e)                          the Servicer shall (i) admit in writing its inability to pay its debts as they become due, (ii) admit in writing its inability to, or intention not to, perform any of its material obligations, (iv) file a petition to take advantage of any applicable insolvency or reorganization statute, (v) make an assignment for the benefit of its creditors, or (vi) voluntarily suspend payment of its obligations;

(f)                           the Servicer shall cease to be (i) licensed to service residential mortgage loans in each jurisdiction in which a Mortgaged Property is located and such licensing is required, or (ii) qualified to do business under the laws of any state in which a Mortgaged Property is located, but, in each case, only to the extent such non-licensure or non-qualification materially and adversely the enforceability of each Mortgage Loan or the Servicer’s ability to perform its obligations under this Agreement;

(g)                          the Servicer shall fail to meet the servicer eligibility qualifications of Fannie Mae or the Servicer shall fail to meet the servicer eligibility qualifications of Freddie Mac;

(h)                          the Servicer, if it is also the Seller, shall fail to repurchase a Mortgage Loan within 30 days of the final decision of an Arbitrator that the Seller is obligated to repurchase such Mortgage Loan;

(i)                           S&P, Fitch or, if applicable, Moody’s, lowers the Servicer’s servicer rating to “below average”, “RPS4” or “SQ4”, respectively, or (ii) S&P, Fitch or Moody’s reduces or withdraws the rating of any of the certificates issued by a securitization trust that owns any of the Mortgage Loans due to a specific event directly attributable to the Servicer or the Subservicer;

(j)                           the Seller or the Servicer shall fail to deliver the information when and as required under Section 2 of the Regulation AB Compliance Addendum attached hereto in connection with a Securitization Transaction, which failure is not remedied within the cure periods described therein;

(k)                          the Servicer’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of the Servicer as a “going concern” or shall indicate that the Servicer has a negative net worth or is insolvent; or

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer, may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  Upon receipt by the Servicer of such written notice from the Purchaser stating that it intends to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement, including any compensation due the Servicer under this Agreement on and after the effective date of termination, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Subsection 14.02.  Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor’s possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Servicer’s sole expense.  The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Subsection 13.02      Waiver of Default.

The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

SECTION 14. Termination.

Subsection 14.01      Termination.

The respective obligations and responsibilities of the Servicer, as servicer, shall terminate upon (a) the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Servicer) or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder.  Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Purchaser’s sole expense.  The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.  Servicing may not be terminated without cause.

Subsection 14.02      Successors to the Servicer.

Prior to the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Subsections 12.04, 13.01 or 14.01, the Purchaser shall, (a) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement upon such termination.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Subsections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned Subsections shall not become effective until a successor shall be appointed pursuant to this Subsection and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03, it being understood and agreed that the provisions of such Subsections 7.01 and 7.02 shall be applicable to the Seller notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or this Agreement pursuant to Subsections 12.04, 13.01 or 14.01 shall not affect any claims that the Purchaser may have against the Servicer based upon facts and circumstances arising prior to any such termination or resignation.

The Servicer shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify by mail the Purchaser of such appointment.

SECTION 15. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(a)	if to the Purchaser:

DLJ Mortgage Capital, Inc.
Eleven Madison Avenue, 4th Floor
New York, NY 10010
Attention:  Peter J. Sack

With a copy to the General Counsel at the same address

(b)	if to the Seller:

First Republic Bank
111 Pine Street
San Francisco, CA  94111
Attention: Tony Sachs

With a copy to the General Counsel at the same address

(c)	if to the Servicer:

First Republic Bank
111 Pine Street
San Francisco, CA  94111
Attention: Tony Sachs

With a copy to the General Counsel at the same address

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 16. Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 17. No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

SECTION 18. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 19. Governing Law; Choice of Forum; Waiver of Jury Trial.

EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) OR ANY OTHER JURISDICTION.

EACH PARTY HERETO KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF IN ANY WAY RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Except as to those matters which this Agreement provides shall be submitted to Arbitration, with respect to any claim or action arising hereunder, the parties (a) irrevocably submit to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in New York, New York, and appellate courts from any thereof, and (b) irrevocably waive any objection which such party may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and irrevocably waive any claim that any such suit action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 20. Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security.  Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans.  The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

It is not the intention of the parties that such conveyances be deemed a pledge thereof.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (a) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (b) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller to the Purchaser of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

SECTION 21. Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 22. Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 23. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)                          accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)                           references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)                           the headings of the various articles, sections, subsections and paragraphs of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof;

(e)                           reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(f)                           the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(g)                          the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 24. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party hereto in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 25. Amendment.

This Agreement may be amended from time to time by the Purchaser, the Seller and the Servicer by written agreement signed by the parties hereto.

SECTION 26. Confidentiality.

Each of the Purchaser, the Seller and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party’s employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such person’s duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a Securitization Transaction of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party’s rights under this Agreement.

SECTION 27. Entire Agreement.

This Agreement constitutes the entire agreement and understanding relating to the subject matter hereof between the parties hereto and any prior oral or written agreements between them shall be deemed to have merged herewith.

SECTION 28. Further Agreements.

The Seller, the Servicer and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 29. Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the initial Purchaser, the Seller and the Servicer, and the respective successors and assigns of the Purchaser, the Seller and the Servicer.  The initial Purchaser and any subsequent purchasers may assign this Agreement to any Person to whom any Mortgage Loan is transferred pursuant to a sale or financing upon prior written notice to the Servicer in accordance with the following paragraph; provided, however, that the Servicer shall not be required to service the Mortgage Loans included in a single Mortgage Loan Package and described on the related PPTL for more than five (5) Persons for assignees of DLJ Mortgage Capital, Inc. or its respective affiliates at any time and shall not recognize any assignment of this Agreement to the extent that following such assignment more than such number of Persons would be purchasers hereunder.  As used herein, the trust formed in connection with a Securitization shall be deemed to constitute a single “Person.”  Upon any such assignment and written notice thereof to the Servicer, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Mortgage Loans, shall be deemed to be a separate and distinct agreement between the Servicer and such purchaser, and a separate and distinct agreement between the Servicer and each other purchaser to the extent of the other related Mortgage Loan or Mortgage Loans.  The Servicer hereby agrees to execute an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit 4 hereto and/or other Reconstitution Agreements, each containing  servicing provisions substantially similar to those herein and any additional terms and conditions agreed by the parties hereto.

At least five (5) Business Days prior to the end of the month preceding the date upon which the first remittance is to be made to an assignee of the Purchaser, the Purchaser shall provide to the Servicer written notice of any assignment setting forth:  (a) the Servicer’s applicable Mortgage Loan identifying number for each of the Mortgage Loans affected by such assignment; (b) the aggregate scheduled transfer balance of such Mortgage Loans; and (c) the full name, address and wiring instructions of the assignee and the name and telephone number of an individual representative for such assignee, to whom the Servicer should:  (i) send remittances; (ii) send any notices required by or provided for in this Agreement; and (iii) deliver any legal documents relating to the Mortgage Loans (including, but not limited to, contents of any Mortgage File obtained after the effective date of any assignment).

If the Purchaser has not provided the notice of assignment required by this Section 29, the Servicer shall not be required to treat any other Person as a “Purchaser” hereunder and may continue to treat the Purchaser which purports to assign the Agreement as the “Purchaser” for all purposes of this Agreement.

SECTION 30. Non-Solicitation.

Each of the Seller, the Servicer and the Purchaser and any of their respective affiliates hereby agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan.  In addition, neither the Purchaser nor any of its agents, affiliates, or assignees shall solicit any Mortgagor for any other financial products or services.  The foregoing shall not preclude any party from engaging in solicitations to the general public by newspaper, radio, television or other media which are not directed toward the Mortgagors or from refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts such party to request the refinancing of the related Mortgage Loan.

In addition, notwithstanding the foregoing, it is understood and agreed that the Seller, the Servicer or any of their respective affiliates:

(a)                           may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the A-quality servicing portfolio of the Seller, the Servicer and any of their affiliates (those it owns as well as those serviced for others) or sent to all of the mortgagors who have specific types of mortgages (such as FHA, VA, conventional fixed-rate or conventional adjustable-rate), or sent to those mortgagors whose mortgages fall within specific interest rate ranges;

(b)                           may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available; and

(c)                           may offer to refinance a Mortgage Loan made within thirty (30) days following receipt by it  of a pay-off request from the related Mortgagor.

Promotions undertaken by the Seller or the Servicer or by any affiliate of the Seller or the Servicer which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 30.

SECTION 31. Protection of Consumer Information.

Each party agrees that it (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except at the specific written direction of the Seller or the Servicer, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access and (v) shall immediately notify the Seller of any actual or suspected breach of the confidentiality of Consumer Information.

SECTION 32. Cooperation of the Seller with a Reconstitution; Regulation AB Compliance.

The Seller acknowledges and the Purchaser agrees that with respect to some or all of the Mortgage Loans, the Purchaser may effect either:

(1)           one or more Whole Loan Transfers; and

(2)           one or more Securitization Transactions (as defined in the Addendum I attached hereto).

The Seller shall cooperate with the Purchaser in connection with any Whole Loan Transfer or Securitization Transaction contemplated by the Purchaser hereunder.  In connection therewith, the Seller shall take all reasonable steps to assist the Purchaser, which steps may include, but not be limited to, (a) providing any information relating to the Mortgage Loans, the Seller or the Servicer reasonably necessary to assist in the preparation of any disclosure documents, (b) providing information relating to delinquencies and defaults with respect to the Servicer’s servicing portfolio (or such portion thereof as is similar to the Mortgage Loans), (c) providing any Sarbanes-Oxley certification or other certification as may be required under applicable law and (d) taking any action reasonably required by a Rating Agency that is rating such transaction.

The Purchaser shall deliver any Reconstitution Agreement or other document related to such Whole Loan Transfer or Securitization Transaction to the Seller at least fifteen (15) days prior to such transfer and the Seller shall execute any Reconstitution Agreement which contains servicing provisions substantially similar to those herein and/or customary in Whole Loan Transfers or Securitization Transactions, or otherwise reasonably acceptable to the Purchaser and the Seller and which restates the representations and warranties contained in Subsection 7.01 as of the related Closing Date and Subsection 7.02 herein as of the Reconstitution Date.  Each of the Seller, the Servicer and the Purchaser shall be given the opportunity to review and reasonably negotiate in good faith the content of such other documents not specifically referenced or provided for herein.

Any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans in a Whole Loan Transfer or in connection with a Securitization Transaction may review the Seller’s servicing and origination operations, upon reasonable prior notice to the Seller, and the Seller shall cooperate with such review and underwriting to the extent such prospective assignees request information or documents that are available and can be produced without unreasonable expense or effort.  Subject to any applicable laws, the Seller shall make the Mortgage Files related to the Mortgage Loans held by the Seller available at the Seller’s principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to the Seller (in no event fewer than five (5) Business Days’ prior notice).  The Seller may, in its sole discretion, require that such prospective assignees sign a confidentiality agreement with respect to such information disclosed to the prospective assignee which is not available to the public at large and a release agreement with respect to its activities on the Seller’s premises.

In connection with a Securitization Transaction, the Purchaser may be required to engage a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders, at the Purchaser’s sole cost and expense.  In the event that a master servicer or trustee is requested by the Purchaser to determine the allocation of payments and to make remittances to the certificateholders, the Servicer agrees to service the Mortgage Loans in accordance with the reasonable and customary requirements of such Securitization Transaction, which may include the Servicer’s acting as a subservicer in a master servicing arrangement.  Without limiting the foregoing, in connection with each Securitization Transaction, Purchaser shall pay Servicer a fee in the amount of $2,500.00, and, to the extent the Servicer deems it necessary to retain outside counsel, reimburse Servicer for all reasonable legal fees and expenses (in an amount not to exceed $10,000 per Securitization Transaction, provided that there are not extraordinary circumstances in the Securitization Transaction that would warrant increased expenses) incurred by the Servicer.  In addition, any opinion of outside counsel that the Seller or the Servicer agrees to provide shall be provided at Purchaser’s expense.

In order to facilitate compliance with Regulation AB promulgated under the Securities Act, the Seller, the Servicer and the Purchaser agree to comply with the provisions of the Regulation AB Compliance Addendum attached hereto as Addendum I in connection with a Securitization Transaction.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Securitization Transaction shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.  It is understood and agreed by the Purchaser and the Servicer that the right to effectuate such Whole Loan Transfer or Securitization Transaction as contemplated by this Section 32 is limited to the Purchaser.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

DLJ MORTGAGE CAPITAL, INC.,
as Purchaser

By:	/s/ Kevin Steele
Name:	Kevin Steele
Title:	Vice President

FIRST REPUBLIC BANK,
as Seller and as Servicer

By:	/s/ Jason Bender
Name:	Jason Bender
Title:	Senior Vice President

[Flow Mortgage Loan Sale and Servicing Agreement, dated April 8, 2011]

EXHIBIT 1

MORTGAGE LOAN DOCUMENTS

With respect to each Mortgage Loan, the Mortgage Loan Documents shall consist of the following:

(a)           the original Mortgage Note bearing all intervening endorsements, endorsed in blank and signed in the name of the Seller by an officer thereof or, if the original Mortgage Note has been lost or destroyed, a lost note affidavit;

(b)           the original Assignment of Mortgage with assignee’s name left blank;

(c)           the original of any guarantee executed in connection with the Mortgage Note;

(d)           the original Mortgage with evidence of recording thereon, or if any such mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded mortgage, a photocopy of such mortgage certified by the Seller to be a true and complete copy of the original recorded mortgage;

(e)           the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(f)           the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, a photocopy of such intervening assignment of mortgage, certified by the Seller to be a true and complete copy of the original recorded intervening assignment of mortgage;

(g)           the mortgagee title insurance policy including an Environmental Protection Agency Endorsement and, with respect to any Adjustable Rate Mortgage Loan, an adjustable-rate endorsement, as received from the title company;

(h)           the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

(i)           a copy of any applicable power of attorney.

With respect to each Mortgage Loan that is secured by a first lien on and a perfected security interest in Co-op Shares and the related Proprietary Lease (as such terms are defined below) granting exclusive rights to occupy the related co-op unit in the building owned by the related co-op corporation, in lieu of delivering the documents listed above the Seller shall deliver the following documents to the Purchaser or its designee:

(i)           the original Mortgage Note together with any applicable riders, endorsed in blank, with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements;

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(ii)           the original security agreement;

(iii)           the original lease on a co-op unit evidencing the possessory interest of the owner of the Co-op Shares in such co-op unit (the “Proprietary Lease”) and an original assignment of the Proprietary Lease in blank;

(iv)           the original recognition agreement;

(v)           the original stock certificate representing the shares of stock issued by a co-op corporation and allocated to a co-op unit (the “Co-op Shares”) and original stock power in blank;

(vi)           the original UCC-1 financing statement with evidence of filing to the extent required under applicable law; and

(vii)           the original UCC-3 assignment in blank to the extent required under applicable law.

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EXHIBIT 2

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, unless otherwise disclosed to the Purchaser on the data tape, copies of which shall be delivered to the Purchaser in diskette form, with a copy retained by the Servicer as necessary:

(a)           Copies of the Mortgage Loan Documents as listed in Exhibit 1.

(b)           Residential loan application.

(c)           Mortgage Loan closing statement.

(d)           Verification of employment and income, including the executed 4506T if required.

(e)           Verification of acceptable evidence of source and amount of down payment.

(f)           Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

(g)           Residential appraisal report.

(h)           Photograph of the Mortgaged Property.

(i)           Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

(j)           Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

(k)           Copies of all required disclosure statements.

(l)           If applicable, termite report, structural engineer’s report, water potability and septic certification.

(m)           Sales contract, if applicable.

(n)           The Primary Mortgage Insurance policy or certificate of insurance or electronic notation of the existence of such policy, where required pursuant to the Agreement.

(o)           Evidence of electronic notation of the hazard insurance policy, and, if required by law, evidence of the flood insurance policy.

(p)           Any documentation provided by the Borrower or obtained by the Seller in connection with the granting of any underwriting exception.

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(q)           All other documentation involved in the underwriting or origination of the related Mortgage Loan.

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EXHIBIT 3

UNDERWRITING GUIDELINES

ON FILE WITH PURCHASER

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EXHIBIT 4

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Assignment Agreement”), dated of _________ __, [2011], is entered into among [_________________], a ___________________ (the “Assignee”), DLJ Mortgage Capital, Inc., a Delaware corporation (the “Assignor”), First Republic Bank (the “Seller” and the “Servicer”).

RECITALS

WHEREAS the Assignor, the Seller and the Servicer have entered into a certain Flow Mortgage Loan Sale and Servicing Agreement, dated as of April 8, 2011 (as amended or modified to the date hereof, the “Purchase Agreement”), pursuant to which the Assignor has acquired from the Seller certain Mortgage Loans and Servicer services such Mortgage Loans; and

WHEREAS the Assignor has agreed to sell, assign and transfer to the Assignee all of its right, title and interest in [certain] [all] of the Mortgage Loans which are subject to the provisions of the Purchase Agreement and are listed on the mortgage loan schedule attached as Exhibit A hereto (the “Specified Mortgage Loans”) and its rights under the Purchase Agreement with respect to the Specified Mortgage Loans, and the Servicer has agreed to service such Specified Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.	Assignment and Assumption

(a)           Effective on and as of the date hereof, the Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under (i) the  Specified Mortgage Loans; and (ii) the Purchase Agreement,, but only to the extent of the Specified Mortgage Loans.  For purposes of this Assignment Agreement, the term “Purchase Agreement” includes any separate bill of sale, assignment and conveyance or other instrument pursuant to which Seller and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Purchase Agreement.  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any all obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Specified Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment Agreement.

(b)           Each of the Seller and the Assignor represent and warrant to the Assignee that (i) the Purchase Agreement, as amended or supplemented is in full force and effect as of the date hereof, (ii) the provisions thereof have not been waived in any respect, nor have any notices of termination been given thereunder, (iii) the Purchase Agreement contains all of the terms and conditions governing the sale of the Specified Mortgage Loans by Seller to Assignor and the purchase of the Specified Mortgage Loans by Assignor from Seller; provided, however, that the date of purchase and sale, the amount of payment for the Specified Mortgage Loans and other terms may be set out in a Purchase Price and Terms Letter, as defined in the Purchase Agreement, and (iv) Seller sold, conveyed and transferred each Specified Mortgage Loan to Assignor pursuant to the Purchase Agreement.

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(c)           The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Purchase Agreement and the Specified Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller and the Assignor all of the Assignor’s obligations as Purchaser thereunder with respect to the Specified Mortgage Loans.

2.	Recognition of Assignee

From and after the date hereof, the Seller and the Servicer shall recognize the Assignee as the owner of, and holder of the rights and benefits of the Purchaser with respect to, the Specified Mortgage Loans, and Servicer shall service the Specified Mortgage Loans for the benefit of the Assignee pursuant to the Purchase Agreement, as modified hereby or as may be amended from time to time, as if the Assignee and the Seller and Servicer had entered into a separate agreement for the purchase and servicing of the Specified Mortgage Loans in the form of the Purchase Agreement, the terms of which are incorporated herein by reference.  It is the intention of the Seller, the Servicer, the Assignee and the Assignor that this Assignment Agreement will be a separate and distinct agreement, and the entire agreement among the parties hereto to the extent of the Specified Mortgage Loans shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

3.	Assignor Representations and Warranties

The Assignor represents and warrants to, and covenants with, the Assignee and the Seller as of the date hereof that:

(a)           The Assignor is not in default under the Purchase Agreement;

(b)           The Assignor is the lawful owner of the Specified Mortgage Loans with the full right to transfer the Specified Mortgage Loans and any and all of its interests, rights and obligations under the Purchase Agreement, free from any and all claims and encumbrances arising out of the Assignor’s ownership thereof, and the Specified Mortgage Loans, as well as the Purchase Agreement, upon the transfer thereof to the Assignee as contemplated herein, shall be free and clear of all such liens, claims and encumbrances or any lien claim or encumbrance arising out of the ownership of the Specified Mortgage Loans by any person at any time after Assignor first acquired any Specified Mortgage Loan from the Seller;

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(c)           Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Specified Mortgage Loans, any interest in the Specified Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Specified Mortgage Loans, any interest in the Specified Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Specified Mortgage Loans, any interest in the Specified Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Specified Mortgage Loans under the Securities Act of 1933, as amended (the “Securities Act”) or which would render the disposition of the Specified Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto;

(d)           The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Purchase Agreement or the Specified Mortgage Loans;

(e)           The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase Agreement or the Specified Mortgage Loans. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under or defaults under, the Purchase Agreement, or the Specified Mortgage Loans;

(f)           The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to sell, transfer and assign the Specified Mortgage Loans;

(g)           The Assignor has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Assignment Agreement has been duly executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(h)           No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby; and

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(i)           The Assignor has paid the purchase price for the Specified Mortgage Loans and has satisfied any conditions to closing required of it under the terms of the Purchase Agreement.

4.	Assignee Representations and Warranties

The Assignee represents and warrants to, and covenants with, the Assignor and the Seller as of the date hereof that:

(a)           The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Specified Mortgage Loans;

(b)           The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law; and

(c)           No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby.

5.	Seller Representations and Warranties

The Seller represents and warrants to, and covenants with, the Assignor and the Assignee as of the date hereof that:

(a)           The Seller is not a natural person or a general partnership and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Specified Mortgage Loans;

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(b)           The Seller has full power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Seller’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Seller’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Seller is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject. The execution, delivery and performance by the Seller of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Seller. This Assignment Agreement has been duly executed and delivered by the Seller and, upon the due authorization, execution and delivery by the Assignor and Assignee, will constitute the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(c)           The Seller has no knowledge of any offsets, counterclaims or other defenses available to the Seller with respect to the Purchase Agreement or the Specified Mortgage Loans;

(d)           No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Seller in connection with the execution, delivery or performance by the Seller of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby; and

(e)           The Seller is not in default under the Purchase Agreement.

6.	Restated Seller Representations and Warranties

The Seller hereby restates to Assignee (a) the representations and warranties set forth in Subsection 7.01 of the Purchase Agreement as of the related Closing Date and (b) the representations and warranties set forth in Subsection 7.02 of the Purchase Agreement as of the date hereof, as if such representations and warranties were set forth herein in full.  For purposes of making the representations and warranties contemplated in the foregoing sentence, each reference in Sections 7.01 and 7.02 of the Purchase Agreement to the “Mortgage Loan Schedule” shall be deemed to be a reference to Exhibit A hereto and any other schedules of the Specified Mortgage Loans, provided in writing or electronically, providing any data with respect to the Specified Mortgage Loans of the type described in the definition of “Mortgage Loan Schedule” provided in the Purchase Agreement (other than any schedules that were updated by the Assignor prior to the date of this Assignment Agreement).

In the event of a breach of any representations and warranties referred to in clauses (a) or (b) above as of the related Closing Date or the date hereof, as the case may be, Assignee shall be entitled to all the remedies under the Purchase Agreement.

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In connection with any repurchase of a Specified Mortgage Loan, the Assignee shall reassign the provisions of the Purchase Agreement to the Seller with respect to such Specified Mortgage Loan, and provide for the prompt delivery of the related custodial file to the Seller or its designee, as applicable.

7.	Continuing Effect

Except as contemplated hereby, the Purchase Agreement shall remain in full force and effect in accordance with its terms.  This Assignment Agreement constitutes a Reconstitution Agreement as contemplated under Subsections 29 and 32 of the Purchase Agreement and the Reconstitution Date shall be the date hereof with respect to the Specified Mortgage Loans.

8.	Governing Law

This Assignment Agreement shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

9.	Notices

Any notices or other communications permitted or required under this Assignment Agreement to be made to the Assignee shall be made in accordance with the terms of the Purchase Agreement and shall be sent to the Assignee as follows: [_____________________], or to such other address as may hereafter be furnished by the Assignee to the parties in accordance with the provisions of the Purchase Agreement.

10.	Counterparts

This Assignment Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

11.	Definitions

Any capitalized term used but not defined in this Assignment Agreement has the same meaning as in the Purchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement the day and year first above written.

ASSIGNOR:

DLJ MORTGAGE CAPITAL, INC.

By:
Name:
Title:

SELLER AND SERVICER:

FIRST REPUBLIC BANK

By:
Name:
Title:

ASSIGNEE:

[__________]

By:
Name:
Title:

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EXHIBIT 5

FORM OF MONTHLY REMITTANCE REPORT

Servicer shall provide or cause to be provided the following information to Purchaser:

Investor Code
First Republic Loan Number
Investor Loan Number
Last Paid Installment
Scheduled Payment
Scheduled Interest Rate
Servicing Fee
Beginning Scheduled Balance
Unpaid Principal Balance
Ending Scheduled Balance
Scheduled Principal
Unscheduled Principal
Interest on Curtailment
Total Principal
Scheduled Interest
Total Remittance
Payoff Date
Payoff Amount
Soldier and Sailor (S&S) Flag
S&S subsidy amount
S&S order end date
Prepayment Penalty Amount
Prepayment Amount Waived
Action Code
Investor Id
Category Code
Deal Name
Reason for Default
Breach Letter Date
Mortgagor First Name
Mortgagor Last Name
Property Street Address
City Name
Property Alpha State Code
Property ZIP Code
Next Payment Due Date
MI Company
MI Coverage %
Bankruptcy Status Code
Bankruptcy Filing Date
Bankruptcy Chapter Type

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Bankruptcy Case Number
Bankruptcy Post Petition Due Date
Bankruptcy Discharge Date
Bankruptcy Dismissal Date
Loss Mitigation Status Code (To include Short sale and loan modification)
Loss Mit Approval Date
Loss Mit Type
Modified Rate
Modified First payment date
Balloon (Y) (N)
Balloon Amount
Amortization Term
Capitalized Amount
Principal Forbearance
Principal Write down Amount
Short Sale (Y) (N)
Short Sale Sales Price
Short Sale Completed Date
Foreclosure Status Code
Foreclosure Attorney Referral Date
First Legal Date
Foreclosure Property Value
Foreclosure Property Value Type
Foreclosure Property Value Date
Scheduled Foreclosure Date
Foreclosure Sale Date
Foreclosure Sale Amount
REO Status Code
Expenses to Date
REO Eviction Start Date
REO Eviction Completed Date
REO Original Listing Price Amount
REO Current Listing Price Amount
REO Listing Start Date
REO Accepted Offer Amount
REO Accepted Offer Date
REO Completed Date
Occupancy Current Status Code
Property Condition
Property Inspection Date
Appraisal Date
Current Property Value
Repaired Property Value
Original Mortgage Amount

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EXHIBIT 6

FORM OF PURCHASE PRICE AND TERMS LETTER

CLOSING DATE:

This Purchase Price and Terms Letter (this “PPTL”), dated as of _______ (the “Closing Date”), confirms the sale by First Republic Bank (the “Seller”) to DLJ Mortgage Capital, Inc. (the “Purchaser”), and the purchase by the Purchaser from the Seller, of the first lien residential mortgage loans on a servicing retained basis described on the Mortgage Loan Schedule attached as Schedule I hereto (the “Mortgage Loans”), pursuant to the terms of the Flow Mortgage Loan Sale and Servicing Agreement (the “Flow Sale and Servicing Agreement”), dated as of April 8, 2011, by and between the Purchaser and the Seller.  Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Flow Sale and Servicing Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller does hereby bargain, sell, convey, assign and transfer to Purchaser without recourse, except as provided in the Flow Sale and Servicing Agreement, and on a servicing retained basis, all right, title and interest of the Seller in and to each of the Mortgage Loans, together with all documents maintained as part of the related Mortgage Files, all Mortgaged Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date or otherwise, all payments of principal and interest received on the Mortgage Loans after the Cut-off Date, all other unscheduled collections collected in respect of the Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing, subject, however, to the rights of the Seller under the Flow Sale and Servicing Agreement.

The Seller has delivered to the Purchaser or its designee prior to the date hereof the documents with respect to each Mortgage Loan required to be delivered under the Flow Sale and Servicing Agreement.

For purposes of the Mortgage Loans sold pursuant to this PPTL, certain terms shall be as set forth below:

Stated Principal Balance:	$

Closing Date:

Transfer Date:

Cut-off Date:

Purchase Price Percentage:	%

Servicing Fee Rate:	%

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In WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this PPTL as of the Closing Date referred to above.

DLJ MORTGAGE CAPITAL, INC.	FIRST REPUBLIC BANK as
as Purchaser	Seller

By:	By:

Name:	Name:

Its:	Its:

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EXHIBIT 7

RESERVED

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EXHIBIT 8

FORM OF NOTICE OF SALE OF OWNERSHIP OF MORTGAGE LOAN

<<<insert date letter is sent>>>

Dear <<<insert client name>>>

Re:	Loan # <<<insert loan number>>>

We are writing you to share some information about the mortgage you originally secured from First Republic Bank.  You may know that banks often transfer or sell their loans as a means of overall balance sheet management. In line with these accounting practices, your mortgage was transferred to <<<insert investor name>>> on <<<insert transfer date>>>.  <<<insert investor name>>> is located at <<<insert investor address>>> and the telephone number is <<<insert investor telephone number>>>. This letter is being sent to you simply as a legal notice of change. This transfer does not in any way alter your direct relationship with First Republic, as the servicer of your loan, and the transfer of ownership of your mortgage loan to <<<insert investor name>>> has not been publicly recorded.

<<<insert investor name>>> does not service your loan.  First Republic will continue to service your loan as it always has, and all existing loan terms and conditions will remain in place.  All loan payments should still be sent to First Republic. Any loan payments sent to <<<insert investor name>>> could result in late payments on your account, for which you would be responsible.

The transfer of the lien associated with your loan is currently recorded, or in the future may be recorded, in the public records of the local County Recorder's office for the county where your property is located.

Your points of contact at First Republic remain the same, and you can continue to call your banker about this loan or simply contact First Republic Loan Servicing at 800-888-6994.  First Republic has the continued responsibility of addressing your questions and loan issues.

In the unlikely event that you find it necessary to contact <<<insert investor name>>>, please write to us, the servicer of your loan, at First Republic Bank, 111 Pine Street, San Francisco, CA 94111 or call 800-888-6994.

Sincerely,

Loan Servicing
First Republic Bank

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EXHIBIT 9

MORTGAGE LOAN SCHEDULE

1.	the Seller’s Mortgage Loan identifying number;

2.	the borrower’s first and last names;

3.	the co-borrower’s first and last names;

4.	the street address of the Mortgaged Property including the state and zip code;

5.	a code indicating whether the Mortgaged Property is owner-occupied;

6.	the type of residential property and number of units (if more than one) constituting the Mortgaged Property;

7.
the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

8.	the Loan-to-Value Ratio at origination and as of the Cut-off Date;

9.	the debt-to-income ratio at origination and as of the Cut-off Date

10.	the Mortgage Interest Rate at origination and as of the Cut-off Date;

11.	the Mortgage Loan origination date and the Mortgage Note date (if different);

12.	the paid through date;

13.	the stated maturity date of the Mortgage Loan;

14.	the amount of the Monthly Payment as of the Cut-off Date;

15.	the original principal amount of the Mortgage Loan and the principal balance of the related First Lien, if applicable, as of the date of origination;

16.	the Stated Principal Balance of the Mortgage Loan and the principal balance of the related First Lien, if applicable, as of the Cut-off Date;

17.	a code or codes indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

18.	a code indicating the documentation style (i.e. full, alternative or reduced);

19.	the number of times during the twelve (12) month period preceding the Closing Date that any Monthly Payment has been received thirty (30) or more days after its Due Date;

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20.	the date on which the first payment is due;

21.
a code indicating whether or not the Mortgage Loan is insured as to payment defaults by a Primary Mortgage Insurance Policy; and, in the case of any Mortgage Loan which is insured as to payment defaults by a Primary Mortgage Insurance Policy, the name of the provider of such Primary Mortgage Insurance Policy;

22.
a code indicating whether or not the Mortgage Loan is insured as to payment defaults by a LPMI Policy and, in the case of any Mortgage Loan which is insured as to payment defaults by a LPMI Policy, a percentage representing the amount of the related insurance premium;

23.	a code indicating whether or not the Mortgage Loan is the subject of a Prepayment Penalty as well as the terms of the Prepayment Penalty;

24.	the Primary Mortgage Insurance Policy certificate number, if applicable;

25.	the Primary Mortgage Insurance Policy coverage percentage, if applicable;

26.	a code indicating the Credit Score of the Mortgagor at the time of origination of the Mortgage Loan;

27.	a code indicating specific loan/underwriting program of each Mortgage Loan as assigned by the Seller pursuant to the Underwriting Standards;

28.	the loan type (i.e. fixed, adjustable; 2/28, 3/27, 5/25, etc.);

29.	with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date and the Adjustment Date frequency;

30.	with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

31.	with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

32.	with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

33.	with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

34.	with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the related Cut-off Date;

35.	with respect to each Adjustable Rate Mortgage Loan, the Index;

36.	a code indicating the lien status of the Mortgage Loan (e.g. whether the Mortgage Loan is a first or a second lien Mortgage Loan);

37.	a code indicating whether the Mortgage Loan is a MERS Mortgage Loan;

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38.	a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan;

39.	with respect to each Interest Only Mortgage Loan, the duration of the related interest only period;

40.	the original appraisal value and date of appraisal;

41.	the servicing fee rate;

42.	borrower liquidity as of the origination date and as of the Cut-off Date;

43.	borrower net worth as of the origination date and as of the Cut-off Date.

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ADDENDUM I

REGULATION AB COMPLIANCE ADDENDUM
TO FLOW SALE AND SERVICING AGREEMENT

(Servicing-retained)

SECTION 1.  DEFINED TERMS

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.  The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

Applicable Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB for which the Company is responsible in its capacity as Servicer as identified on Exhibit B hereto, provided that such Exhibit B may be amended from time to time to reflect changes in Regulation AB.

Commission:  The United States Securities and Exchange Commission.

Company:  First Republic Bank, or its successor in interest or assign.

Company Information:  As defined in Section 2.07(a).

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Master Servicer:  With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Qualified Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided that this term shall not include the Purchaser or an affiliate of the Purchaser and provided further that the following conditions are satisfied:  (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with the Underwriting Guidelines (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

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Reconstitution Agreement:  The agreement or agreements entered into by the Company and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or Securitization Transaction.

Regulation AB:  Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,505, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer:  As defined in Section 2.03(c).

Sponsor:  With respect to any Securitization Transaction, the Person identified in writing to the Company by the Purchaser as sponsor for such Securitization Transaction.

Static Pool Information:  Static pool information as described in Item 1l05(a)(l)-(3) and 1105(c) of Regulation AB.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item l122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer, provided that this term shall not include the Purchaser, an affiliate of the Purchaser or originators of Mortgage Loans acquired by the Company from the Purchaser or an affiliate of the Purchaser.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions identified in Item 1122(d) of Regulation AB that are required to be performed by the Company under this Agreement or any Reconstitution Agreement, provided that this term shall not include the Purchaser, an affiliate of the Purchaser or originators of Mortgage Loans acquired by the Company from the Purchaser or an affiliate of the Purchaser.

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Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company, provided that this term shall not include originators of Mortgage Loans acquired by the Company from the Purchaser or an affiliate of the Purchaser.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans (including an Agency Transfer), other than a Securitization Transaction.

SECTION 2.   COMPLIANCE WITH REGULATION AB

Subsection 2.01    Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of this Regulation AB Addendum is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission and that the provisions of this Regulation AB Addendum shall be applicable to all Mortgage Loans included in a Securitization Transaction closing on or after January 1, 2006, regardless whether the Mortgage Loans were purchased by the Purchaser from the Company prior to the date hereof.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings.  References in this Regulation AB Addendum to compliance with Regulation AB include provision of comparable disclosure in private offerings and any rights and obligations of the Purchaser and the Company in this Regulation AB Addendum shall apply to private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser and any Master Servicer to deliver to the Purchaser (including any of its assignees or designees) and one of any Master Servicer or any Depositor (as requested), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser, the Master Servicer or any Depositor to be necessary in order to effect such compliance. The Purchaser agrees to provide the Company with reasonable prior notice of requests for information.

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The Purchaser and the Company also acknowledge and agree that Section 2.02(a)(i)-(v), Section 2.03(c), (e) and (f), Section 2.04, Section 2.05 and Section 2.06 of this Regulation AB Addendum shall only be applicable with respect to any Mortgage Loan if the Company (or Subservicer, if any) services such Mortgage Loan for a period following the closing date of a related Securitization Transaction.

For purposes of this Regulation AB Addendum, the term “Purchaser” shall refer to DLJ Mortgage Capital, Inc. and its successors in interest and assigns.  In addition, any notice or request that must be “in writing”  or “written” may be made by electronic mail at such addresses as provided for notice under the Agreement.

Subsection 2.02       Additional Representations and Warranties of the Company.

(a)           The Company shall be deemed to represent to the Purchaser, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 2.03 that, except as disclosed in writing to the Purchaser, such Master Servicer or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event with respect to the Company has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that are reasonably expected to have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified in writing to the Company by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)           If so requested in writing by the Purchaser, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 2.03, the Company shall use its best efforts to confirm in writing within five (5) Business Days, but in no event later than ten (10) Business Days, following such request the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide within five (5) Business Days, but in no event later than ten (10) Business Days, reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

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Subsection 2.03        Information to Be Provided by the Company.

In connection with any Securitization Transaction, the Company shall use its best efforts to (i) within five (5) Business Days, but in no event later than ten (10) Business Days, following written request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)           If so requested in writing by the Purchaser or any Depositor, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(l), 1105, 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)          the originator’s form of organization;

(B)           a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)           a description of any legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer that would be material to securityholders; and

(D)           a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;

(2)           the depositor;

(3)           the issuing entity;

(4)           any servicer;

(5)           any trustee;

(6)           any originator;

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(7)           any significant obligor;

(8)           any enhancement or support provider; and

(9)           any other material transaction party.

(b)           If so requested in writing by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information solely with respect to securitized pools of mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) that were originated by the Seller or a Third Party Originator and included in securitizations that closed during the five (5) years preceding the closing date of the related Securitization Transaction and for which Seller or a third party was the depositor.  Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each prior securitized pool shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in such prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph) during the applicable offering period for the securities, the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested in writing by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Regulation AB Addendum), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to securitizations closed on or after January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

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(c)           If so requested in writing by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Item 1108, 1111, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)           the Servicer’s form of organization;

(B)           a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under the Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)           whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing by the Servicer during the three-year period immediately preceding the related Securitization Transaction;

(2)           the extent of outsourcing the Servicer utilizes;

(3)           whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)           whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)           such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)           a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under the Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)           information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under the Agreement or any Reconstitution Agreement;

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(E)           information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)           a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)           a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)           information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(I)           a description of any legal or governmental proceedings pending (or known to be contemplated) against the Servicer that would be material to securityholders; and

(J)           a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of a Securitization Transaction.

(1)           the sponsor;

(2)           the depositor;

(3)           the issuing entity;

(4)           any servicer;

(5)           any trustee;

(6)           any originator;

(7)           any significant obligor;

(8)           any enhancement or support provider; and

(9)           any other material transaction party.

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(d)           For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, for so long as the Depositor is required to file reports under the Exchange Act with respect to a Securitization Transaction, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator that would be material to securityholders and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, but only to the extent that such affiliations or relationships do not include the Purchaser, Depositor or any of their respective affiliates as a party, (C) any Event of Default of which it is aware or has received notice under the terms of the Agreement or any Reconstitution Agreement, (D) any merger or consolidation where the Company is not the surviving entity or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under the Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(e)           As a condition to the succession to the Company or any Subservicer as servicer or subservicer under the Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested in writing by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f)           In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of the Agreement, not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data and materials related thereto and reasonably available to it as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i)           any modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) that would be material to the securityholders;

(ii)           breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB) that would be material to the securityholders; and

(iii)           information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as additions, substitutions or repurchases), and any changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB) that would be material to the securityholders.

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(g)           The Company shall provide to the Purchaser, any Master Servicer and any Depositor, upon written request, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omissions Insurance policies, and, to the extent material to securityholders, such other information related to the Company or any Subservicer of the Company’s or such Subservicer’s performance hereunder.

Subsection 2.04       Servicer Compliance Statement.

On or before March 5th of each calendar year when the Depositor is required to file reports under the Exchange Act with respect to the related Securitization Transaction, commencing in 2011, the Company shall deliver to the Purchaser and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, a statement of compliance addressed to such parties and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Subsection 2.05       Report on Assessment of Compliance and Attestation.

(a)           On or before March 5th of each calendar year when the Depositor is required to file reports under the Exchange Act with respect to the related Securitization Transaction, commencing in 2011, the Company shall:

(i)           deliver to the Purchaser and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, a report (in form and substance reasonably satisfactory to such parties) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to such parties and signed by an authorized officer of the Company, and shall address each of the “Applicable Servicing Criteria,” applying such Applicable Servicing Criteria in a manner such that “investor” shall mean any Master Servicer or Trustee on behalf of the trust;

(ii)           deliver to the Purchaser and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, a report of a registered public accounting firm reasonably acceptable to such parties that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

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(iii)           cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 2.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)           deliver, and cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 2.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver, to the Purchaser and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit A.

The Company acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Section 2.05(a)(iii) shall address each of the Applicable Servicing Criteria for which such Subservicer is responsible for the period from and after the date of appointment of the Subservicer.  An assessment of compliance provided by a Subcontractor pursuant to Section 2.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2.06.

Subsection 2.06        Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section.  The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not authorize any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

(a)           It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer.  The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2.02, 2.03(c), (e), (f) and (g), 2.04, 2.05 and 2.07 of this Regulation AB Addendum to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 2.03(d) of this Regulation AB Addendum.  The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2.05 as and when required to be delivered.

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(b)           It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor.  The Company shall promptly upon written request provide to the Purchaser and any Master Servicer, or any Depositor (or any designee of the Depositor, such as an administrator) if a Master Servicer has not been identified for the related Securitization Transaction, a written description (in form and substance reasonably satisfactory to such parties) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(c)           As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 2.05 and 2.07 of this Regulation AB Addendum to the same extent as if such Subcontractor were the Company.  The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 2.05, in each case as and when required to be delivered.

Subsection 2.07       Indemnification; Remedies.

(a)           The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each Sponsor; each issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

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(i)           (A)  any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic format under this Article II by or on behalf of the Company, or provided under this Section II by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)           any breach by the Company of its obligations under this Section II, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section II, including any failure by the Company to identify pursuant to Section 2.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii)           any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date, or

(iv)           the negligence, bad faith or willful misconduct of the Company in connection with its performance under this Article II.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section 2.07, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of the Agreement or the termination of any party to the Agreement.

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(b)           (i)  Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section II, to the extent that such failure continues unremedied for two (2) Business Days after the date on which such information, report, certification, accountants’ letter or other material was required to be delivered, or any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under the Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in the Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company (and, if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii)           Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 2.04 or 2.05, including (except as provided below) any failure by the Company to identify pursuant to Section 2.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under the Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (b)(ii) if a failure of the Company to identify a Subcontractor “participating in the servicing function” within the meaning of Items 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii)           The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser), any Master Servicer and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of the Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

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Subsection 2.08        Third-party Beneficiary.

For purposes of this Regulation AB Addendum and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of the Agreement, entitled to all the rights and benefits hereof as if it were a direct party to the Agreement.

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EXHIBIT A

FORM OF ANNUAL CERTIFICATION

Re:  The [  ] agreement dated as of [  ], 20[  ] (the “Agreement”), among

[IDENTIFY PARTIES]

I, ________________________________, the _____________________ of [ ] certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Company on Exhibit B to the Regulation AB Compliance Addendum to the Agreement (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 20[ ] that were delivered by the Company to the [Depositor] [Master Servicer] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer];

(4)           I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

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Date:

By:
Name:
Title:

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EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”;

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	x
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	x
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
x
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
x
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	x
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
x
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
x
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
x
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	x

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1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
x
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms  set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
x
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	x
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	x
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	x
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	x
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	x
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	x
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
x
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	x

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1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
x
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
x
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
x
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	x
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the Mortgage Loans, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
x
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	x
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

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[NAME OF SUBSERVICER]

Date:

By:
Name:
Title:

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